Exhibit 99.1

Loan Number: 1003078

EXECUTION COPY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 30, 2012

by and among

GGP LIMITED PARTNERSHIP,

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC,

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

GGPLP L.L.C.

AND

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC,

as Borrowers,

THE OTHER LOAN PARTIES PARTY HERETO FROM TIME TO TIME,

THE LENDERS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swingline Lender and as an Issuing Bank

DEUTSCHE BANK SECURITIES INC.,

ROYAL BANK OF CANADA

AND

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

and

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

CREDIT SUISSE AG,

CAYMAN ISLANDS BRANCH,

 GOLDMAN SACHS BANK USA,

MORGAN STANLEY SENIOR FUNDING, INC.,

U.S. BANK NATIONAL ASSOCIATION

AND

UBS SECURITIES LLC,

as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC,

DEUTSCHE BANK SECURITIES INC.,

ROYAL BANK OF CANADA

and

J.P. MORGAN SECURITIES LLC,
as Joint Bookrunners and Joint Lead Arrangers

i

SCHEDULES AND EXHIBITS

SCHEDULE I	Revolving Commitments
SCHEDULE II	List of Pledged Equity Interests
SCHEDULE 1.01(a)	List of Specified Additional Collateral Property
SCHEDULE 1.01(b)	List of Warrants
SCHEDULE 6.01(b)	Ownership Structure
SCHEDULE 6.01(h)	Litigation
SCHEDULE 9.02	Existing Investments
SCHEDULE 12.01	Notice Addresses

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Swingline Borrowing
EXHIBIT G	Form of Revolving Note
EXHIBIT H	Form of Swingline Note
EXHIBIT I	Transfer Authorizer Designation Form
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Form of Joinder Agreement

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of April 30, 2012 by and among GGP LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware (the “Partnership”), GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, Delaware limited liability company (“GGPLPLLC Pledgor”), GGPLP L.L.C., a Delaware limited liability company (“GGP LLC”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor”, together with the Partnership, GGPLP RE Pledgor, GGP LLC and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as “Borrower” or “Borrowers”), the other Loan Parties party hereto from time to time, each of the financial institutions initially a signatory hereto together with their successors and assignees in accordance with Section 12.06 (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), Swingline Lender and as an Issuing Bank, DEUTSCHE BANK SECURITIES INC., ROYAL BANK OF CANADA AND JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents (collectively, the “Co-Syndication Agents”) and BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., U.S. BANK NATIONAL ASSOCIATION AND UBS SECURITIES LLC, as Co-Documentation Agents (the “Co-Documentation Agents”).

WHEREAS, the Borrowers, certain Lenders, the Departing Lenders and the Resigning Agent are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 25, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrowers, the Lenders, the Issuing Banks, the Swingline Lender and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety and (ii) set forth the terms and conditions under which (a) the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers and (b) the Issuing Banks will, from time to time, issue Letters of Credit for the benefit of the Borrowers; and

NOW, THEREFORE, in consideration of the mutual covenants herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as of the date hereof as follows:

ARTICLE I.           DEFINITIONS

Section 1.01           Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.01(b).

“Adjusted EBITDA” means with respect to any GGP Property or the Parent Guarantors, the Borrowers or the Management Company, as the case may be, for any period, an amount equal to such GGP Property’s or such Person’s net income (calculated on a GAAP basis and, for the avoidance of doubt, in the case of the Parent Guarantors, the Borrowers or the Management Company, taking into account such Person’s corporate overhead) plus, to the extent reducing such net income, the sum, without duplication, of amounts for (a) depreciation, (b) amortization, (c) interest expense (less interest income), (d) income taxes, franchise taxes or other similar taxes based on income, profits or capital, (e) impairment expenses, (f) costs and expenses incurred in connection with any restructurings or reorganizations of any GGP Property or any entity owning a direct or indirect interest therein or the Parent Guarantors, the Borrowers or the Management Company, as the case may be, provided that cash restructuring charges shall be subject to a cumulative cap of $25,000,000 per annum and $100,000,000 during the term of this Agreement, (g) the costs and expenses of legal settlements, fines, judgments or orders to the extent reimbursable by insurance or a third party, provided that the Parent in good faith expects to receive reimbursement for costs and expenses within the next four fiscal quarters, (h) non-cash charges, expenses or other items (including the effects of purchase accounting) and items related to FAS 107 adjustments, FAS 141 adjustments, the straight lining of rents, tax stabilization adjustments, the amortization of non-cash interest expense and the amortization of market rate adjustments on any Indebtedness permitted under this Agreement (but excluding non-cash charges, expenses or other items that constitute an accrual of or reserve for future cash payments), and (i) extraordinary, unusual or non-recurring losses (which losses shall not be duplicative of expense items added back pursuant to clauses (a) through (h) above) (and minus extraordinary, unusual or non-recurring gains) related to (i) the sale of assets, (ii) foreign currency exchange rates, (iii) litigation, (iv) securities available-for-sale (but only where such security gain or loss is unrealized) and (v) the early extinguishment or forgiveness of debt.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.10.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Lender” has the meaning given that term in Section 4.06.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrowers.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Applicable Law” means all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means (a) from the Closing Date until the delivery of the Compliance Certificate and the financial statements for the period ending June 30, 2012, (i) in the case of LIBOR Loans, 2.50% per annum and (ii) in the case of Base Rate Loans, 1.50% per annum; and (b) thereafter, a percentage rate, per annum, determined by reference to the Net Indebtedness to Value Ratio in effect from time to time as set forth below:

Level	Net Indebtedness to Value Ratio	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for all Base Rate Loans
1	Less than or equal to 0.50 to 1.00	2.00%	1.00%
2	Greater than 0.50 to 1.00 but less than or equal to 0.55 to 1.00	2.25%	1.25%
3	Greater than 0.55 to 1.00 but less than or equal to 0.60 to 1.00	2.50%	1.50%
4	Greater than 0.60 to 1.00	2.75%	1.75%

No change in the Applicable Margin shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 8.03.  If the Borrowers fail to deliver a Compliance Certificate pursuant to Section 8.03, the Applicable Margin shall equal the percentages corresponding to Level 4 until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 8.03.

“Approved Fund” with respect to any Lender, any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arranger” means, collectively, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Royal Bank of Canada, LLC and J.P. Morgan Securities LLC.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Bankruptcy Code” means the Bankruptcy Code of 1978.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% per annum and (c) except during any period of time during which a notice delivered to the Borrowers and each Lender under Section 4.02 shall remain in effect, LIBOR for an Interest Period of one month plus 1.00% per annum; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means a Revolving Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Parent or any Subsidiary of the Parent.

“Borrower” and “Borrowers” have the meaning set forth in the introductory paragraph hereof and shall include each Borrower’s respective successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.04(c).

“Business Day” means (a) a day of the week excluding Saturday, Sunday and any day which is a legal holiday in Minneapolis, Minnesota, Chicago, Illinois or New York, New York or is a day on which banking institutions located in any such city are authorized or required by law or other governmental action to close and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Lease” means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided, however, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease in accordance with GAAP as of the Closing Date be considered to be a Capital Lease for any purpose hereunder.

“Capitalized Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of any Issuing Bank or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, Cash or Deposit Account balances, letters of credit backstopping such Letter of Credit or, if the Administrative Agent and the relevant Issuing Banks shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Bank.  “Cash Collateral” and “Cash Collateralized” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing one year or less from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of no more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) the equivalents of the foregoing in any jurisdiction in which any Subsidiary or Joint Venture of the Parent is organized or doing business.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Closing Date” means April 30, 2012.

“Co-Documentation Agents” has the meaning set forth in the introductory paragraph hereof and shall include each such Person’s respective successors and permitted assigns.

“Co-Syndication Agents” has the meaning set forth in the introductory paragraph hereof and shall include each such Person’s respective successors and permitted assigns.

“Collateral” means any personal property of a Loan Party which is subject to a Lien created by a Security Document including the Equity Interests of each Subsidiary of the Parent set forth on Schedule II.

“Combined EBITDA” means, for any period, the sum of (a) 100% of the Adjusted EBITDA of any GGP Properties owned or leased by the Parent Guarantors, the Borrowers and the Wholly Owned Subsidiaries of the Borrowers for such period; (b) the portion of the Adjusted EBITDA of the GGP Properties of any consolidated non-Wholly Owned Subsidiaries or Joint Ventures of the Borrowers or the Parent Guarantors for such period allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries; and (c) Adjusted EBITDA of the Parent Guarantors, the Borrowers and the Management Company.

“Combined Recourse Indebtedness” means, without duplication, that portion of the Combined Total Debt that is secured by a Lien on the assets of the Parent or any of its Subsidiaries, the principal amount of which has been guaranteed by (or is otherwise recourse to) a Loan Party, only with respect to such amount that has been guaranteed, and excluding (x) any Indebtedness under the Loan Documents (including any increases to the Revolving Commitments pursuant to Section 2.15), (y) any Indebtedness that is principally secured by real property which, for state or county mortgage recording tax or other tax planning purposes, is secured by an indemnity deed of trust or similar security instrument, and (z) customary “non-recourse carveout” guaranties.

“Combined Total Debt” means, as at any date of determination, the difference of (a) the sum of total Indebtedness (calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting adjustments pursuant to GAAP) of the Parent Guarantors, the Borrowers and their

Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries) minus (b) unrestricted Cash and Cash Equivalents (and restricted Cash and Cash Equivalents held as collateral in a bank or securities account by a lender, creditor or counterparty or any agent or trustee of any of the foregoing and which secures any Indebtedness, but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries) collectively in an amount not to exceed $1,500,000,000, in each case as determined in accordance with GAAP, except as otherwise noted above with respect to the principal amount of Indebtedness and non-Wholly Owned Subsidiary and Joint Venture allocations.

“Commitment Reduction Notice” has the meaning given that term in Section 2.11.

“Compliance Certificate” has the meaning given that term in Section 8.03.

“Consolidated Cash Management System” means the cash management system of the Parent and its Subsidiaries substantially as in effect on the Closing Date.

“Contingent Obligations”  means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Section 8.01 or 8.02.  Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty or (ii) such other Person holds an Investment Grade Credit Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent, and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Continue”, “Continuation”, “Continuing” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.08.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion”, “Converting” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.09.

“Customary Permitted Encumbrances” means:

(a)           Liens in respect of taxes, assessments, utilities or governmental charges not more than 30 days overdue, or if more than 30 days overdue, (x) that are being contested in good faith and are subject to appropriate reserves to the extent required under GAAP, (y) which consist of Liens on one or more Specified Properties or (z) which taxes, assessments, utilities or governmental charges do not exceed $50,000,000 in the aggregate;

(b)           statutory Liens of landlords, lessors, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen, materialmen, supplier’s or similar Liens in each case incurred in the ordinary course of business not more than 30 days overdue, or if more than 30 days overdue, that (x) are being contested in good faith and are subject to appropriate reserves to the extent required under GAAP, (y) which consist of Liens on one or more Specified Properties or (z) the non-payment of which could not reasonably be expected to result in a Material Adverse Effect;

(c)           Liens incurred in the ordinary course of business in connection with (x) workers’ compensation, unemployment insurance, or other types of social security or other social legislation or to secure the performance of tenders, statutory obligations, surety, appeal, bid, performance, return-of-money and similar bonds, bids, leases, governmental contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money or Capital Leases), or (y) letters of credit or guarantees in respect of the foregoing items;

(d)           easements, reciprocal easement agreements, rights of way, zoning restrictions, encroachments, outstanding mineral and royalty interests, minor defects or irregularities in title, licenses, reservations, covenants, building restrictions and other similar real property encumbrances and including items shown on the title reports, UCC searches and surveys made available to the Administrative Agent or otherwise disclosed to the Administrative Agent prior to the Closing Date in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

(e)           interest or title of a lessor or sublessor under any leases not prohibited hereunder;

(f)            Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases entered into in the ordinary course of business;

(g)           any zoning or similar restriction or law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(h)           licenses of patents, copyrights, trademarks and other intellectual property rights granted by the Parent or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Parent or such Subsidiary;

(i)            Liens securing (i) Capital Leases and purchase money Indebtedness provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; and (ii) extensions, refinancings and replacements thereof; provided, that individual financings otherwise permitted to be secured hereunder provided by one Person (or its Affiliates) may be cross collateralized to other such financings provided by such Person (or its Affiliates);

(j)            Liens on Equity Interests of any non-Wholly Owned Subsidiary of the Parent or Joint Venture securing obligations arising in favor of other holders of Equity Interests of such Person pursuant to agreements governing such Person;

(k)           Liens securing judgments that do not constitute an Event of Default under Section 10.01(h);

(l)            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks in the ordinary course of business not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent or any of its Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Parent or any of its Subsidiaries in the ordinary course of business and (iv) attaching to brokerage accounts incurred in the ordinary course of business;

(m)          Liens in respect of leases, subleases, licenses, sublicenses or other occupancy agreements of property in the ordinary course of business;

(n)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)           Liens securing Derivatives Contracts permitted hereunder;

(p)           deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q)           (i) Liens on advances of Cash or Cash Equivalents in favor of the seller of any property to be acquired in a transaction not prohibited hereunder to be applied against the purchase price for such transaction, (ii) Liens consisting of an agreement in respect of any Disposition not prohibited hereunder and (iii) earnest money deposits of Cash or Cash Equivalents by the Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(r)            Liens deemed to exist in connection with repurchase agreements constituting Cash Equivalents; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(s)           Liens evidencing and/or securing any Municipal Financing; provided, that to the extent such Municipal Financing constitutes Indebtedness, such Indebtedness is permitted under Section 9.11; and

(t)            Liens on assets, other than the Collateral, securing Indebtedness or other obligations in an aggregate amount not to exceed $75,000,000 at any time outstanding.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.01 that with notice, the lapse of time or any other condition thereto, or any or all of the foregoing, shall become an Event of Default.

“Defaulting Lender” means, subject to Section 3.09(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has become subject to an Insolvency Event.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.09(f)), (A) immediately in the case of clause (a)(i), (b) (if notified to any Borrower), (c) or (d) above, or (B) upon delivery of written notice of the Administrative Agent under clause (a)(ii) or (b) (if notified to the Administrative Agent, Issuing Bank or Swingline Lender).

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Closing Date.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivatives Contract” means an interest rate or currency swap, cap or collar agreement, foreign exchange agreement, commodity contract or similar arrangement entered into by the Parent or any of its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Derivatives Providers” means any Person that, at the time it enters into a Derivatives Contract permitted under Section 9.09, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Derivatives Contract.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts.

“Disposition” means the disposition of any or all of the assets (including any Equity Interest owned thereby) of any Loan Party or any Subsidiary thereof whether by sale, lease, transfer or otherwise.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for an Equity Interest which is not a Disqualified Equity Interest) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is ninety one (91) days after the Revolving Termination Date; provided, however, that if such Equity Interest is issued to any plan for the benefit of employees of the Parent or its direct or indirect Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.  For the avoidance of doubt, the Warrants do not constitute Disqualified Equity Interest so long as no amendment or waiver to the documentation governing the Warrants modifies the terms thereof in such a manner that causes the Warrants to qualify as Disqualified Equity Interest.

“Disqualified Institutions” means (a) competitors of the Borrowers and Affiliates of such competitors, in each case identified by the Borrowers to the Administrative Agent in writing (including by electronic communication) on or prior to March 30, 2012 and as may be otherwise identified by the Borrowers to the Administrative Agent in writing from time to time (but no such identification shall apply retroactively to Persons that already acquired and continue to hold (or have and remain committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest) and (b) other Persons identified as Disqualified Institutions by the Borrowers to the Administrative Agent in writing (including electronic communication) on or prior to March 30, 2012.

“Dollars” or “$” means the lawful currency of the United States.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries or (ii) a Disqualified Institution.

“Environmental Laws” means any Applicable Law relating to the use, handling, disposal or release of any Hazardous Material and to the protection of the environment or natural resources including the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof, and any analogous or comparable state or local laws, regulations or ordinances that concern the protection of the environment or natural resources.

“Equity Interest” means, with respect to any Person, any and all capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due statutorily required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA); or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA.

“ERISA Group” means the Parent, any Subsidiary of the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Parent or any Subsidiary of the Parent, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.01, but only to the extent that any requirement for notice or lapse of time or any other condition thereto has been satisfied.

“Exchange Act” has the meaning given to that term in Section 10.01(k)(i).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or participation in a Letter of Credit pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or participation in a Letter of Credit (other than pursuant to an assignment request by the Borrowers under Section 4.06) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(f) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 25, 2011, among the Partnership, GGP LLC, GGPLP RE Pledgor, GGPLPLLC Pledgor and GGPLP Pledgor, as borrowers, the Parent and certain subsidiaries of the Parent, as guarantors, various lenders party thereto from time to time and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof.

“Extended Revolving Loans” has the meaning given to that term in Section 2.17(a).

“Extended Revolving Commitment” has the meaning given to that term in Section 2.17(a).

“Extending Revolving Lender” has the meaning given to that term in Section 2.17(a).

“Extension” has the meaning given to that term in Section 2.17(a).

“Extension Offer” has the meaning given to that term in Section 2.17(a).

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as reasonably determined by the Person making a Disposition or other determination of Fair Market Value; provided that if the Parent or its Subsidiary or Joint Venture obtains or causes any other Person to obtain a third party appraisal with respect to any asset by an appraiser reasonably acceptable to the Administrative Agent having an effective date no more than 180 days prior to the date of calculation, the Fair Market Value of such asset is to be conclusively determined by such appraisal.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.05 and any other fees payable by the Borrowers hereunder or under any other Loan Document.

“FFO” means net income (determined in accordance with GAAP), excluding (a) gains (or losses) from debt restructuring and sales of property, (b) extraordinary or non-recurring expenses, income, losses or gains (including, for the avoidance of doubt, gains or losses on debt retirements), and (c) non-cash income and non-cash charges (including depreciation and amortization, and after adjustments for unconsolidated partnerships and Joint Ventures (which will be calculated to reflect funds from operations on the same basis)), as determined and adjusted in accordance with the standards established from time to time by the National Association of Real Estate Investment Trusts, but in any case excluding any write down due to impairment of assets.

“Fitch” means Fitch, Inc. or any successor.

“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Combined EBITDA for the four fiscal quarter period then ended to (ii) Fixed Charges for such period.

“Fixed Charges” means, for any period, solely with respect to the Parent Guarantors, the Borrowers and their respective Subsidiaries and the Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries), the sum of the amounts for such period of (i) regularly scheduled payments of principal of Indebtedness of such Persons (other than any balloon payments), (ii) Interest Expense, (iii) payments of dividends in respect of Disqualified Equity Interest of the Borrowers or the Parent Guarantors; and (iv) to the extent not otherwise included in Interest Expense, dividends and other distributions paid during such period by the Borrowers or the Parent Guarantors with respect to preferred stock or preferred operating units (excluding distributions on convertible preferred units).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fraudulent Transfer Laws” means, collectively, section 548 of the Bankruptcy Code (11 U.S.C. §548) or any applicable provisions of comparable state law.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or repaid by the Borrowers.

“Funding Borrower” means any Borrower that makes any payment or distribution on any date under this Agreement and the other Loan Documents that exceeds its Obligation Fair Share as of such date.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“GGP LLC” has the meaning set forth in the introductory paragraph hereof and shall include such Person’s successors and permitted assigns.

“GGP LP II” means GGP Limited Partnership II, a Delaware limited partnership.

“GGPLPLLC Pledgor” has the meaning set forth in the introductory paragraph hereof and shall include such Person’s successors and permitted assigns.

“GGPLP Pledgor” has the meaning set forth in the introductory paragraph hereof and shall include such Person’s successors and permitted assigns.

“GGPLP RE Pledgor” has the meaning set forth in the introductory paragraph hereof and shall include such Person’s successors and permitted assigns.

“GGP Property” or “GGP Properties” means any asset owned, leased or operated by the Parent or any Subsidiary of the Parent (whether a Wholly Owned Subsidiary or otherwise) or Joint Venture owned by the Parent or any of its Subsidiaries.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity of competent authority and jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and shall initially include the Parent, the other Parent Guarantors and GGPLP Real Estate, Inc., a Delaware corporation.

“Guaranty” means the guaranty executed and delivered pursuant to Section 5.01 and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or “toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Immaterial Subsidiaries” means, at any time, Subsidiaries that, on a consolidated basis with their respective Subsidiaries and treated as if all such Subsidiaries and their respective Subsidiaries were combined and consolidated as a single Subsidiary, have an aggregate net equity value of $200,000,000 or less.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than deferred compensation to officers and employees and trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interest of such Person (other than (i) obligations existing on the Closing Date that any direct or indirect parent of such Person has the right (subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Equity Interests, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Equity Interests and (iii) obligations to redeem trust preferred securities), (g) all Contingent Obligations of such Person in respect of the foregoing items (a) through (f), (h) all obligations of the kind referred to in clause (a) through (g) above secured by any Lien on property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but excluding Liens for taxes not overdue by more than thirty (30) days or that are being contested in good faith), and (i) for the purposes of an Event of Default only, the net obligations of such Person in respect of Derivatives Contracts.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  The amount of any Indebtedness under clause (h) above shall be limited to the lesser of the amount of such Indebtedness or the Fair Market Value of the assets securing such Indebtedness, as reasonably determined by the Borrowers.  For the avoidance of doubt, the Warrants do not constitute Indebtedness so long as no amendment or waiver to the documentation governing the Warrants modifies the terms thereof in such a manner that causes the Warrants to qualify as a Disqualified Equity Interest.

“Indemnifiable Amounts” has the meaning given to that term in Section 11.08.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Materials” has the meaning given to that term in Section 8.06.

“Insolvency Event” means, with respect to any Person, such Person becomes the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Interest Expense” means, for any period, total interest expense (including (a) that portion attributable to Capital Leases in accordance with GAAP, (b) commissions, discounts, and other fees and charges owed with respect to letters of credit, and (c) net costs under Derivatives Contracts, including any termination fee or payment thereunder (provided that notwithstanding the treatment of such fees or payments under GAAP, such termination fee or payment shall be amortized on a straight-line basis over the remaining term of the applicable terminated Derivatives Contracts)) of the Parent Guarantors, the Borrowers and their respective Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries), but excluding, however, (i) any amount not payable in Cash, (ii) one-time payments, (iii) original issue discount, (iv) fees payable under Sections 3.05(a) and (d), (v) fees and expenses paid in connection with (A) any Investment, Indebtedness, merger, consolidation, dissolution, liquidation, or Disposition permitted under Sections 9.02, 9.06 and 9.11, or

(B) issuance of Equity Interests, in each case whether or not consummated, and (vi) any default interest, make-whole or similar payments required to be paid pursuant to the Plan of Reorganization.

“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second, third, sixth, or, if agreed to by all relevant Lenders, ninth calendar month thereafter, as the Borrowers may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Revolving Termination Date, such Interest Period shall end on the Revolving Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, (a) any purchase or other acquisition by such Person of, a beneficial interest in, any Equity Interest of any other Person (other than of a Loan Party); and (b) any loan or advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, loans and advances to directors, officers, or employees and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness owing to such Person arising from a sale of property by such Person other than in the ordinary course of its business.  The amount of any Investment of the type described in clauses (a) and (b) shall be the original cost of such Investment plus the cost of all additions thereto, minus repayment of or returns on such Investment, but without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. Notwithstanding the foregoing, Investments shall not include any promissory note received in connection with a Disposition.

“Investment Grade Credit Rating” means (a) with respect to Fitch, a credit rating of BBB- or higher, (b) with respect to Moody’s, a credit rating of Baa3 or higher and (c) with respect to S&P, a credit rating of BBB- or higher.

“Issuing Bank” means, collectively, Wells Fargo and one or more other Lenders reasonably acceptable to the Partnership, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.02.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit K, among the Borrowers, the Administrative Agent and any Lender becoming a party to this Agreement or electing to increase its Revolving Commitment pursuant to Section 2.15.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“L/C Commitment Amount” has the meaning given to that term in Section 2.02(a).

“L/C Disbursements” has the meaning given to that term in Section 3.09(b).

“Lender” means the Persons listed on Schedule I, and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption; provided, however, that the term “Lender” shall exclude (a) except as otherwise expressly provided herein, any Lender (or its Affiliates) in its capacity as either a Cash Management Bank or Derivatives Provider and (b) all Disqualified Institutions.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.02(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Bank and the Lenders, and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrowers at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Lender (other than any Lender then acting as an Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.02 in the related Letter of Credit, and each Lender then acting as an Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than any Lender then acting as an Issuing Bank) of their participation interests under such Section.

“LIBOR” means, for the Interest Period for any LIBOR Loan and a Base Rate Loan determined in accordance with clause (c) of the definition thereof, the rate of interest, rounded up to the nearest whole multiple of 1/10,000th of 1%, obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/10,000th of 1%) by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States).  Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Revolving Loan (or any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“Lien” means, as applied to the property of any Person, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement in respect of the property of a Person, in each case, in the nature of security (including any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” means a Revolving Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, the Security Documents, each Letter of Credit Document and each other document, certificate, agreement or instrument now or hereafter executed and delivered by, or on behalf of, a Loan Party for the benefit of any Agent, Issuing Bank or any Lender and required to be delivered under any of the foregoing (and other than any Derivatives Contract or Cash Management Agreement).

“Loan Party” means each Borrower and each Guarantor.

“Management Company” means General Growth Management, Inc., a Delaware corporation, and any of its successors and assigns that are Affiliates of the Parent.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any obligations under the Loan Documents, (c) the material rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent, taken as a whole, under the Loan Documents, or (d) the legality, validity or enforceability of the Loan Documents, taken as a whole.

“Material Contract” means any contract or other arrangement (other than Loan Documents, Secured Cash Management Agreements and Secured Derivatives Contracts), to which the Parent or its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material REIT Subsidiary” means a Material Subsidiary of the Parent that is a REIT (other than any Subsidiary all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property).

“Material Subsidiary” means each Subsidiary of the Parent that is not an Immaterial Subsidiary.

“Maximum Increase Amount” has the meaning given that term in Section 2.15.

“Minimum Extension Condition” has the meaning given that term in Section 2.17(b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor.

“Mortgage Loans” means all loans acquired by the Parent or any of its Subsidiaries secured by mortgages or deeds of trust on properties that are not owned by the Parent or any of its Subsidiaries.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made contributions and has any continuing liability, contingent or otherwise, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Municipal Financing” means any tax increment financings, sales or real estate tax rebates, payment in lieu of taxes (PILOTs), special improvement districts, financings funded by the issuance of bonds or other negotiable instruments sponsored or issued by a Governmental Authority or quasi-Governmental Authority, financings related to on-site or off-site infrastructure or public works or any other financing arrangements for which the Parent or any of its Subsidiaries is an obligor and a Governmental Authority or quasi-Governmental Authority is the obligee.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document, Secured Derivatives Contract or Secured Cash Management Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Cash Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Combined EBITDA for the four fiscal quarter period then ended to (ii) Interest Expense for such four fiscal quarter period.

“Net Indebtedness to Value Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Combined Total Debt as of such date to (b) Value (less the aggregate amount of Cash and Cash Equivalents subtracted from Indebtedness pursuant to clause (b) of the definition of Combined Total Debt).

“Net Operating Income” means, for any GGP Property, the difference between (a) rents and other revenues received in the ordinary course from such GGP Property (including proceeds of rent loss or business interruption insurance) , proceeds and other income received from such property, including all pass-through reimbursables (to the extent the expense being reimbursed is included as an expense in clause (b) below) and percentage rent (but excluding security or other deposits, early lease termination or other penalties, or other income of a non-recurring nature except to the extent applied in satisfaction of tenants’ obligations for rent or other payments due) during the determination period, less (b) an amount equal to all costs and expenses (excluding interest expense, income taxes (including any franchise taxes or other similar taxes based on income, profits or capital), and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period; provided, however, that the amount for the expenses for the management of a property included in clause (b) above shall be set at three percent (3%) of the amount provided in clause (a) above.  Net Operating Income shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication), in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Note or a Swingline Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent) to be delivered to the Administrative Agent pursuant to Section 2.01(b) evidencing any Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent) to be delivered to the Administrative Agent pursuant to Section 2.08 evidencing any Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent) to be delivered to the Administrative Agent pursuant to Section 2.09 evidencing any Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent) to be delivered to the Swingline Lender pursuant to Section 2.03(b) evidencing any Borrower’s request for a Swingline Loan.

“Obligation Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Loan Documents (including in respect of Section 3.11) minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrowers as contributions under Section 3.11.

“Obligation Fair Share” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (X) the Obligation Fair Share Contribution Amount with respect to such Borrower to (Y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Loan Documents in respect of the Obligations guarantied.

“Obligation Fair Share Contribution Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Loan Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Fraudulent Transfer Laws; provided that, solely for purposes of calculating the Obligation Fair Share Contribution Amount with respect to any Borrower for purposes of Section 3.11, any assets or liabilities of such Loan Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution pursuant to Section 3.11 shall not be considered as assets or liabilities of such Borrower.

“Obligation Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrowers and the other Loan Parties owing to the Administrative Agent, any Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include Secured Derivatives Obligations or Secured Cash Management Obligations.

“Occupancy Rate” means, with respect to a GGP Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such GGP Property actually occupied by tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (b) the aggregate net rentable square footage of such GGP Property.  For the purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a GGP Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build out or that is otherwise scheduled to be open for business within 90 days of such date.

“OFAC” means the Office of Foreign Assets Control of the United States Treasury Department.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” means General Growth Properties, Inc., a Delaware corporation.

“Parent Guarantors” means, collectively, the Parent, GGP LP II, GGP, Inc., a Delaware corporation, GGP Real Estate Holding I, Inc., a Delaware corporation, and GGP Real Estate Holding II, Inc., a Delaware corporation.

“Participant” has the meaning given that term in Section 12.06(d).

“Participant Register” has the meaning given that term in Section 12.06(d).

“Partnership” has the meaning set forth in the introductory paragraph hereof and shall include such Person’s successors and permitted assigns.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, Governmental Authority or other entity of whatever nature.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six (6) years been maintained, or contributed to, by any Person which was at such time a member of the

ERISA Group for employees of any Person which was at such time a member of the ERISA Group and as to which any member of the ERISA Group has any continuing liability, contingent or otherwise.

“Plan of Reorganization” means the Plan Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified, dated August 27, 2010, filed by GGP, Inc., the Partnership, GGPLP L.L.C. and certain other Subsidiaries of the Parent with the Bankruptcy Court, together with all exhibits, supplements, annexes, schedules and any other attachments thereto, and confirmed by the Bankruptcy Court by order entered October 21, 2010.

“Pledge Agreement” means that certain Second Amended and Restated Pledge Agreement, dated the date hereof, and executed by the Loan Parties party thereto in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Post-Default Rate” means, (a) in respect of any principal of any Loan or any Reimbursement Obligation that is not paid when due, the rate otherwise applicable plus an additional two percent (2.0%) per annum, (b) in respect of interest, the rate otherwise born by the applicable Loans to which such interest relates plus an additional two percent (2.0%) per annum and (c) with respect to Fees that are not paid when due (whether at the payment date in respect thereof, at stated maturity or by acceleration), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus an additional two percent (2.0%) per annum.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrowers and the Lenders.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly owned by any Loan Party or any Subsidiary of a Loan Party in any real property.

“Real Property Under Construction” means a GGP Property currently or previously under development until the earlier to occur of: (a) such GGP Property achieving an Occupancy Rate of 80% (or greater) of gross leaseable area, and (b) the 1-year anniversary of the completion of the development of such GGP Property.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recourse Indebtedness” means any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender’s Liens on a particular asset or group of assets (other than in the case of customary non-recourse carve-outs, including fraud, criminal activity, misapplication of funds, ad valorem taxes and environmental matters).

“Register” has the meaning given that term in Section 12.06(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Closing Date in Applicable Law (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity requirements.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrowers to reimburse each Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Internal Revenue Code.

“REIT Subsidiary” means a Subsidiary of the Parent that is a REIT.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, (a) Lenders having Revolving Commitments representing more than fifty percent (50%) of the aggregate amount of the Revolving Commitments of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding outstanding Loans and Letter of Credit Liabilities representing more than fifty percent (50%) of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded.  For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resigning Agent” has the meaning given that term in Section 11.01(a).

“Responsible Officer” means with respect to the Parent, any Borrower or any Subsidiary, the chief executive officer, the chief financial officer, chief operating officer, chief legal officer or any executive vice president (or other individual performing similar functions) of the Parent, such Borrower or such Subsidiary.

“Restricted Junior Payment” means any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of the Partnership or any Parent Guarantor now or hereafter outstanding, except a dividend payable solely in shares of Equity Interest of such Person or of any direct or indirect parent of such Person or in rights to subscribe for the purchase of such Equity Interest.

“Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation to make Revolving Loans pursuant to Section 2.01, to participate in Letters of Credit pursuant to Section 2.02(i), and to participate in Swingline Loans pursuant to Section 2.03(e), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s

“Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Lender becoming a party hereto in accordance with Section 2.15, as the same may be reduced from time to time pursuant to Section 2.11 or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.06.

“Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Lender with a Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.01(a).

“Revolving Note” means, to the extent issued pursuant to Section 2.10, a promissory note executed by the Borrowers substantially in the form of Exhibit G, and payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Revolving Termination Date” means April 29, 2016.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Cash Management Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrowers or any other Loan Party under or in respect of any Secured Cash Management Agreement, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Secured Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between any Borrower or any other Loan Party and any Derivatives Provider.

“Secured Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrowers or any other Loan Party under or in respect of any Secured Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all Secured Derivatives Obligations and (c) all Secured Cash Management Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Derivatives Providers, the Cash Management Banks, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Act” means the Securities Act of 1933, together with all rules and regulations issued thereunder.

“Security Document” means the Pledge Agreement, any security agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Administrative Agent’s Liens in any of the Collateral.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it is engaged.

“Specified Additional Collateral” means all of the Equity Interests of a Subsidiary of the Parent that is a “holding company pledgee” owning, directly or indirectly, the Equity Interests of any Subsidiary of the Parent owning any Specified Additional Collateral Property.

“Specified Additional Collateral Property” means each property listed on Schedule 1.01(a) hereto.

“Special Consideration Properties” means those Real Estate Assets identified as Special Consideration Properties by the Partnership or any other Borrower to the Administrative Agent in writing (including by electronic communication) on or prior to March 30, 2012.

“Specified Properties” means any Special Consideration Properties, Real Estate Assets and/or Subsidiary having an aggregate net equity value less than $200,000,000.

“Stated Amount” means, as of any date of determination, the amount available to be drawn by a beneficiary under a Letter of Credit; provided, that for all purposes, other than the calculation of Fees or other amounts due from the Borrowers in respect of outstanding Letter of Credit Liabilities on any date, the “Stated Amount” of any Letter of Credit that by its terms or the terms of any Letter of Credit Documentation related thereto provides for one or more automatic increases in the stated amount thereof, shall be deemed to be the maximum amount available to be drawn by a beneficiary under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is in effect at such time.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company, trust, estate or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.03 in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.03(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo Bank, National Association, together with its respective successors and permitted assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrowers pursuant to Section 2.03.

“Swingline Maturity Date” means the date which is seven (7) Business Days prior to the Revolving Termination Date.

“Swingline Note” means, to the extent issued pursuant to Section 2.10, a promissory note executed by the Borrowers substantially in the form of Exhibit H, and payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Titled Agent” has the meaning given to that term in Section 11.11

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit I to be delivered to the Administrative Agent pursuant to Section 5.01(a), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time by the Borrowers and delivered to the Administrative Agent.

“Type” with respect to any Revolving Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” means the United States of America.

“Value” means the sum, without duplication, of (a) Net Operating Income for all GGP Properties for the immediately preceding four (4) calendar quarters, capped at 6.50% (excluding any GGP Property included on a cost basis pursuant to clause (c) below) including for purposes of this definition of Value, the Net Operating Income of international assets, (b) the Fair Market Value of development and inactive assets owned by the Parent, the Borrowers or any of their Subsidiaries (Wholly Owned Subsidiaries or otherwise) or Joint Ventures, including raw land, vacant out-parcels, loans receivable, capital expenditures and other underutilized assets with de minimis income (at the lesser of cost or Fair Market Value); (c) the cost basis of new acquisitions of the Parent, the Borrowers or any of their Subsidiaries (Wholly Owned Subsidiaries or otherwise) or Joint Ventures (calculated as (i) 100% for assets owned by any Parent Guarantor, any Borrower or any Wholly Owned Subsidiary of the Parent Guarantors or the Borrowers and (ii) in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries for the twelve month period after any such acquisition); (d) other than for purposes of the Net Indebtedness to Value Ratio, Cash and Cash Equivalents of the Parent Guarantors, the Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of the Parent Guarantors or the Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to the Parent Guarantors, the Borrowers or their Wholly Owned Subsidiaries), in each case as determined in accordance with GAAP, except as otherwise noted above with respect to non-Wholly Owned Subsidiary and Joint Venture allocations, without duplication; (e) aggregate sums spent on the construction of improvements (including land acquisition costs) for any Real Estate Asset which is raw land, vacant out-parcels or is the subject of a material construction project, but excluding such sums with respect to Real Estate Assets subject to material construction projects, if the Parent elects to include revenues in Net Operating Income (provided that such costs can be included if the project is a renovation or expansion of a Real Estate Asset that is otherwise complete and operational, the construction will not impair ongoing business and operations and the inclusion of such revenues in Net Operating Income and such aggregate sums in Value is not duplicative); and (f) the Adjusted EBITDA of the Management Company for the immediately preceding four (4) fiscal quarters, capped at 15%.

“Warrants” means the Series A-1 Warrants and Series A-2 Warrants listed on Schedule 1.01(b) hereto that, in each case, were issued by the Parent pursuant to the Plan of Reorganization under and in accordance with that certain Warrant Agreement, dated as of November 9, 2010, between the Parent and Mellon Investor Services, LLC, as warrant agent.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Raw Land” shall mean land owned by the Parent or its Wholly Owned Subsidiaries that is not under development and for which no development is planned to commence within 12 months after the date on which it was acquired.

“Wholly Owned Subsidiary” means, as to any Person or Persons, any Subsidiary of any of such Person or Persons all of the Equity Interests of which (other than directors’ qualifying shares and, in the case of any REIT Subsidiary, non-participating preferred equity with a base liquidation preference of no more than $180,000) is owned by such Person or Persons directly or indirectly.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02                             General; References to Central Time.

(a)                                 Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements required to be delivered by the Parent to the Administrative Agent pursuant to Section 8.01 and 8.02 shall be prepared in accordance with GAAP as in effect at the time of such preparation.  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall (i) utilize accounting principles and policies in conformity with GAAP and (ii) shall not give effect to any election made by the Parent or any of its Subsidiaries under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party or any Joint Venture at “fair value.”  If at any time any change in GAAP (or the application thereof) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Parent or the Partnership shall so request, the Administrative Agent and the Partnership shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (and the application thereof) (subject to the approval of the Requisite Lenders), provided that, (i) until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies in effect before giving effect to such change in GAAP or the application thereof, (ii) such amendment shall not require the payment of any fee and (iii) the Borrowers shall provide to the Administrative Agent a reconciliation between calculations made before and after giving effect to such change in GAAP (and the application thereof).  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated, amended and restated, or otherwise modified from time to time to the extent not otherwise prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrowers or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrowers.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

(b)                                 The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(c)                                  The terms lease and license shall include sub-lease and sub-license, as applicable.  Unless otherwise indicated, all references to time are references to Central time.

(d)                                 Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five (5)).

(e)                                  Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications not prohibited by any Loan Document; and (b) references to any law, statute, treaty, rule, regulation, code, etc. shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute, treaty, rule, regulation, code, etc.

(f)                                   When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

ARTICLE II.                     CREDIT FACILITY

Section 2.01                             Revolving Loans.

(a)                                 Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make Revolving Loans to the Borrowers during the period from and including the Closing Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment.  Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.  Each borrowing and Continuation under Section 2.08 of, and each Conversion under Section 2.09 of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum of $3,000,000 and integral multiples of $500,000 in excess of that amount. Notwithstanding the immediately preceding two sentences but subject to Section 2.14, a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments.  Within the foregoing amount limitations and subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans.

(b)                                 Requests for Revolving Loans. Not later than 11:00 a.m. Central time at least one (1) Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 11:00 a.m. Central time at least three (3) Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrowers shall deliver to the Administrative Agent a Notice of Borrowing or telephonic notice to the Administrative Agent.  Any such telephonic notice shall include all information required to be included in a Notice of Borrowing and shall be promptly confirmed in writing by the Borrowers pursuant to a Notice of Borrowing sent to the Administrative Agent on the same day of the giving of the telephonic notice.  Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans.  Except as otherwise expressly provided herein, each Notice of Borrowing shall be irrevocable once given and binding on the Borrowers.  Prior to delivering a Notice of Borrowing, the Borrowers may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrowers with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrowers on the date of such request or as soon as possible thereafter (but in any event no later than one (1) Business Day thereafter).

(c)                                  Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under subsection (b) above, the Administrative Agent shall notify each Lender of the proposed borrowing.  Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrowers with the Administrative Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. Central time on the date of such proposed borrowing of Revolving Loans.  Subject to fulfillment of all applicable conditions set forth in Section 5.02, the Administrative Agent shall make available to the Borrowers in the account specified in the Transfer Authorizer Designation Form, not later than 1:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)                                 Assumptions Regarding Funding by Lenders.  With respect to Revolving Loans to be made after the Closing Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrowers the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrowers severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrowers but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If any Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing.  Any payment by any Borrowers shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.02                             Letters of Credit.

(a)                                 Letters of Credit.  Subject to the terms and conditions of this Agreement, the Issuing Banks, on behalf of the Lenders, agree to issue for the account of the Borrowers during the period from and including the Closing Date to, but excluding, the date five (5) days prior to the Revolving Termination Date, one or more standby or commercial letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $100,000,000 (the “L/C Commitment Amount”).

(b)                                 Terms of Letters of Credit.  At the time of issuance, the form of each Letter of Credit, and of any drafts or acceptances thereunder, shall be reasonably acceptable to the applicable Issuing Bank and the applicable Borrower.  Notwithstanding the foregoing, in no event may any Letter of Credit have an expiration date beyond the earlier of (A) the one-year anniversary of the issuance of such Letter of Credit (unless otherwise agreed by the relevant Issuing Bank) and (B) the one-year anniversary of the Revolving Termination Date; provided, however, (i) a Letter of Credit may contain a provision providing for the automatic extension or “evergreen” renewal of the expiration date for additional one-year periods in the absence of a notice of non-renewal from such Issuing Bank, but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date set forth in subclause (B) above and (ii)  no later than five (5) days prior to the Revolving Termination Date, (x) the Borrowers have Cash Collateralized each Letter of Credit, if any, with an expiration date beyond the Revolving Termination Date in an amount equal to 100% of the Letter of Credit Liabilities with respect to each such Letter of Credit or (y) the Borrowers have otherwise provided for such Letter of Credit Liabilities pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank.  The initial Stated Amount of each Letter of Credit shall be at least $5,000 (or such lesser amount as may be acceptable to the applicable Issuing Bank and the Partnership).

(c)                                  Requests for Issuance of Letters of Credit.  The Borrowers shall give the applicable Issuing Bank and the Administrative Agent written notice at least three (3) Business Days (or such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance) prior to the requested date of issuance of a Letter of Credit such notice to describe in reasonable detail the proposed terms of such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date.  The Borrowers shall also execute and deliver such customary applications and agreements for standby or commercial letters of credit, and other forms as are customarily or reasonably requested from time to time by the applicable Issuing Bank.  Provided the Borrowers have given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction or waiver of any applicable conditions precedent set forth in Section 5.02, the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the applicable beneficiary.  The Issuing Banks shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause any such Issuing Bank or any Lender to exceed any limits imposed by, any Applicable Law.

References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of any Borrower, the applicable Issuing Bank shall deliver to such Borrower a copy of each Letter of Credit issued by such Issuing Bank within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document is inconsistent with a term of this Agreement, the terms of this Agreement shall control.  For the avoidance of doubt, no Letter of Credit Document shall (a) (i) contain any representations and warranties, covenants or events of default not set forth in this Agreement and any representations and warranties, covenants and events of default shall be subject to the same qualifiers, exceptions and exclusions as those set forth in this Agreement or (ii) provide for any collateral security or Liens and (b) to the extent contained therein, any such provision shall be rendered void and any such qualifiers, exceptions and exclusions shall be incorporated therein mutatis mutandis.

(d)                                 Reimbursement Obligations.  Upon receipt by any Issuing Bank of any demand for payment from the beneficiary of a Letter of Credit, the applicable Issuing Bank shall promptly notify the Borrowers and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that such Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrowers in any respect from the applicable Reimbursement Obligation.  The Borrowers hereby absolutely and unconditionally agree to pay and reimburse each Issuing Bank for the amount of each demand for payment under the Letter of Credits issued by such Issuing Bank within two (2) Business Days of receipt of notice from such Issuing Bank that payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Upon receipt by any Issuing Bank of any payment in respect of any Reimbursement Obligation, the applicable Issuing Bank shall promptly pay to each Lender that has acquired a participation therein under the second sentence of subsection (i) below such Lender’s Revolving Commitment Percentage of such payment.

(e)                                  Manner of Reimbursement.  Upon its receipt of a notice referred to in subsection (d) above, the Borrowers shall advise the Administrative Agent and the Issuing Banks whether or not the Borrowers intend to borrow hereunder to finance its obligation to reimburse the Issuing Banks for the amount of the related demand for payment and, if the Borrowers do, the Borrowers shall submit a timely Notice of Borrowing.  If the Borrowers fail to so advise the Administrative Agent and the applicable Issuing Bank, or if the Borrowers fail to reimburse such Issuing Bank for a demand for payment under a Letter of Credit within two (2) Business Days after the date such demand is made, the failure of which such Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Section 5.02 would permit the making of Revolving Loans, the Borrowers shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 10:00 a.m. Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The minimum amount limitations set forth in the second sentence of Section 2.01(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)                                   Effect of Letters of Credit on Revolving Commitments.  Upon the issuance by any Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)                                  Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Banks shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  As between the Issuing Banks and the Borrowers, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Banks, Administrative Agent or any of the Lenders shall be responsible for, and any Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by: (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic communication, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’ or Administrative Agent’s rights or powers hereunder.  The Borrowers also agree that the Issuing Banks and the Lenders shall not be responsible for, and the Borrowers’ Reimbursement Obligation under Section 2.02(d) shall not be affected by, among other things, any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.  The Borrowers agree that any action taken or omitted by the applicable Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related Letter of Credit Documents, if done in the absence of gross negligence or willful misconduct shall be binding on such Borrower and shall not result in any liability of any Issuing Bank or any Lenders to such Borrower.  The responsibility of the Issuing Banks to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrowers may have with respect to the gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit.

(h)                                 Amendments, Etc.  The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank (other than an amendment, renewal or extension which does not increase the Stated Amount of such Letter of Credit) shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including that the request therefor be made through the related Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and Requisite Lenders shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrowers shall pay the fees, if any, payable under the last sentence of Section 3.05(c).

(i)                                     Lenders’ Participation in Letters of Credit.  Immediately upon the issuance by any Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit pursuant to subsection (j) below, such Lender shall, automatically and without any further action on the part of such Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrowers in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrowers in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.05(c)).

(j)                                    Payment Obligation of Lenders.  Each Lender severally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent such amount is not reimbursed by the Borrowers pursuant to subsection (d) above; provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing.  If the notice referenced in the second sentence of Section 2.02(e) is received by a Lender not later than 9:00 a.m. Central time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Central time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 11:00 a.m. Central time on the next succeeding Business Day.  Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of each Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrowers or any other Loan Party, (iii) the existence of any Default or Event of Default or (iv) the termination of the Revolving Commitments.  Each such payment to the Administrative Agent for the account of the Issuing Banks shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)                                 Information to Lenders.  Promptly following any change in Letters of Credit outstanding, the relevant Issuing Bank shall deliver to the Administrative Agent, who shall promptly deliver the same to each Lender and the Borrowers, a notice describing the aggregate Stated Amount of all Letters of Credit outstanding at such time.  Upon the request of any Lender (through the Administrative Agent) from time to time, the Issuing Banks shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.  Other than as set forth in this subsection, the Issuing Banks shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of any Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under subsection (j) above.

Section 2.03                             Swingline Loans.

(a)                                 Swingline Loans.  Subject to the terms and conditions hereof, the Swingline Lender agrees to make Swingline Loans to the Borrowers, during the period from the Closing Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $40,000,000.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrowers shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow Swingline Loans hereunder.

(b)                                 Procedure for Borrowing Swingline Loans.  The Borrowers shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 1:00 p.m. Central time on the proposed date of such borrowing.  Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrowers pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy or electronic communication on the same day of the giving of such telephonic notice.  Not later than 3:00 p.m. Central time on the date of the requested Swingline Loan and subject to satisfaction or waiver of the applicable conditions set forth in Section 5.02 for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrowers in Dollars, in immediately available funds, at the account specified by the Borrowers in the Notice of Swingline Borrowing.

(c)                                  Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, or at such lower rate or rates as the Borrowers and the Swingline Lender may otherwise agree from time to time in writing.  Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Lender acquires a participating interest in a Swingline Loan pursuant to subsection (e) below).  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.04 with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrowers may otherwise agree in writing in connection with any particular Swingline Loan).

(d)                                 Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $500,000 and integral multiples of $250,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrowers.

(e)                                  Repayment and Participations of Swingline Loans.  The Borrowers shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrowers may agree in writing).  To the extent that any Swingline Loan remains outstanding five (5) Business Days after the date such Swingline Loan was advanced, the Swingline Lender shall, on behalf of the Borrowers (which hereby irrevocably direct the Swingline Lender to act on their behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan on such date.  The minimum amount limitations contained in the second sentence of Section 2.01(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection.  The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 9:00 a.m. Central time at least one Business Day prior to the proposed date of such borrowing.  Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Lender of the proposed borrowing.  Not later than 9:00 a.m. Central time on the proposed date of such borrowing, each Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstances whatsoever, including non-satisfaction of the conditions set forth in Article V.  If the Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including the existence of any of the Defaults or Events of Default described in Sections 10.01(e) or (f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds.  A Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the existence of a Default or Event of Default (including any of the Defaults or Events of Default described in Sections 10.01(e) or (f)), or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, any Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein).

Section 2.04                             Rates and Payment of Interest on Loans.

(a)                                 Rates.  The Borrowers promise to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)                   during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

(ii)                during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans;

Notwithstanding the foregoing, while an Event of Default exists pursuant to Section 10.01(a), 10.01(e) or 10.1(f), the Borrowers shall pay to the Administrative Agent for the account of each Lender and each Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of the Loans that are overdue, overdue interest, overdue Reimbursement Obligations and/or any overdue Fees.

(b)                                 Payment of Interest.  All accrued and unpaid interest on each Base Rate Loan shall be due and payable in arrears on the first day of each January, April, July and October during the term of this Agreement commencing with July 1, 2012; and interest on each LIBOR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period.  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.

(c)                                  Borrower Information Used to Determine Applicable Interest Rates.  The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrowers (the “Borrower Information”).  If, prior to the termination of this Agreement in accordance with Section 12.11, it is subsequently determined that any such Borrower Information was incorrect at the time it was delivered to the Administrative Agent as the result of fraud or intentional misrepresentation as determined by a court of competent jurisdiction in a final non-appealable judgment, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify the Borrowers in writing of any additional interest and fees due because of such recalculation, and the Borrowers shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice.  Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.05                             Number of Interest Periods.

Without the consent of the Administrative Agent, there may be no more than eight (8) different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.06                             Repayment of Revolving Loans.

The Borrowers shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

Section 2.07                             Prepayments.

(a)                                 Optional.  Subject to Section 4.04, the Borrowers may prepay any Loan at any time without premium or penalty.  The Borrowers shall give the Administrative Agent at least (i) one (1) Business Day’s prior written notice of the prepayment of any Base Rate Loan and (ii) three (3) Business Days’ prior written notice of the prepayment of any LIBOR Loan.  Each voluntary prepayment of (x) Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 (or lesser outstanding amount) and integral multiples of $500,000 (or lesser outstanding amount) in excess thereof and (y) LIBOR Loans shall be in an aggregate minimum amount of $3,000,000 (or lesser outstanding amount) and integral multiples of $500,000 (or lesser outstanding amount).

(b)                                 Mandatory.

(i)                                     Revolving Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrowers shall immediately upon demand pay to the Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans, Swingline Loans and/or Letter of Credit Liabilities), the amount of such excess.

(ii)                                  Application of Mandatory Prepayments.  Amounts paid under subsection (b)(i) above shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.02 and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.  If the Borrowers are required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrowers shall pay all amounts due under Section 4.04.

Section 2.08                             Continuation.

So long as no Event of Default exists, the Borrowers may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrowers giving to the Administrative Agent a Notice of Continuation or telephonic notice thereof not later than 11:00 a.m. Central time three (3) Business Days prior to the date of any such Continuation.  Any such telephonic notice shall include all information required to be included in a Notice of Continuation and shall be promptly confirmed in writing by the Borrowers pursuant to a Notice of Continuation sent to the Administrative Agent on the same day of the giving of the telephonic notice.   Any such written notice by the Borrowers of a Continuation shall be by telecopy, electronic communication or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Except as expressly provided herein, each Notice of Continuation shall be irrevocable by and binding on the Borrowers once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation.  If the Borrowers shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if an Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.09 or the Borrowers’ failure to comply with any of the terms of such Section.

Section 2.09                             Conversion.

The Borrowers may on any Business Day, upon the Borrowers’ giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic communication or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if an Event of Default exists.  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount.  Each such Notice of Conversion or telephonic notice thereof shall be given not later than 11:00 a.m. Central time three (3) Business Days prior to the date of any proposed Conversion in the case of a Conversion to LIBOR Loans and one (1) Business Day otherwise.  Any such telephonic notice shall include all information required to be included in a Notice of Conversion and shall be promptly confirmed in writing by the Borrowers pursuant to a Notice of Conversion sent to the Administrative Agent on the same day of the giving of the telephonic notice.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall specify (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Except as expressly provided herein, each Notice of Conversion shall be irrevocable by and binding on the Borrowers once given.

Section 2.10                             Evidence of Obligations; Notes.

(a)                                 Notes.  To the extent any Lender has notified the Administrative Agent that it wishes to receive a Revolving Note, the Revolving Loans made by such Lender shall, in addition to this Agreement and the records referenced in clause (b) below, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.  To the extent the Swingline Lender has notified the Administrative Agent that it wishes to receive a Swingline Note, the Swingline Loans made by the Swingline Lender to the Borrowers shall, in addition to this Agreement and the records referenced in clause (b) below, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

(b)                                 Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be evidenced by and recorded by such Lender on its books and such entries shall be binding on the Borrowers absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrowers under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.08, in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.08 shall be controlling.

(c)                                  Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrowers of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrowers, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrowers shall, at their own expense, execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11                             Voluntary Reductions of the Revolving Commitment.

The Borrowers shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all Swingline Loans) at any time and from time to time without penalty or premium upon not less than three (3) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $1,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate, and shall be irrevocable once given and effective only upon receipt by the Administrative Agent); provided that any such notice may be conditioned on the consummation of a refinancing or other transaction and may be rescinded or postponed on or prior to the proposed commitment reduction date if such refinancing or other transaction is not consummated or is delayed (“Commitment Reduction Notice”).  Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Revolving Commitment reduction.  The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased (other than pursuant to Section 2.15) or reinstated.  The Borrowers shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.04.

Section 2.12                             [Reserved].

Section 2.13                             Expiration Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the existence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrowers shall provide Cash Collateral for each such Letter of Credit in accordance with Section 2.02(b).

Section 2.14                             Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Issuing Banks shall not be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.11 shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time.

Section 2.15                             Increase in Revolving Commitments.

The Borrowers shall have the right to request increases in the aggregate amount of the Revolving Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Revolving Commitments shall not exceed $1,250,000,000 (the “Maximum Increase Amount”).  Each such increase in the Revolving Commitments must be an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount obtained prior to such date).  The Administrative Agent, in consultation with the Borrowers, shall manage (unless it waives such right pursuant to written notice thereof to the Partnership) all aspects of the syndication of the proposed new Revolving Commitments, including identifying each new Eligible Assignee to whom any portion of the new Revolving Commitments shall be allocated, the timing of all offers to Lenders and other Eligible Assignees and the acceptance of commitments, the amounts offered and the compensation provided; provided, that (i) the Administrative Agent will consult with Borrowers with respect to the syndication of the proposed new Revolving Commitments, (ii) any allocation to any Eligible Assignee that is not a Lender, Affiliate of a Lender or an Approved Fund shall be subject to the consent of Borrowers, Administrative Agent and each Issuing Bank that is the issuer of Letters of Credit having an aggregate Stated Amount in excess of $5,000,000 (in the case of Borrowers, in their sole discretion, and, in the case of Administrative Agent, not to be unreasonably withheld or delayed) and (iii) any allocation to a Lender, an Affiliate of any Lender or an Approved Fund shall be subject to the consent of Borrowers in their reasonable discretion and each Issuing Bank that is the issuer of Letters of Credit having an aggregate State Amount in excess of $5,000,000.  No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or provide a new Revolving Commitment, and any new Eligible Assignee becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee.  If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage (determined with respect to the Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.02(j) that have not been repaid by the Borrowers, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrowers shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.04 as a result of the prepayment of any such Revolving Loans.  Effecting the increase of the Revolving Commitments under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the Parent shall have delivered a written certificate confirming compliance on a pro forma basis with the financial covenants set forth in Section 9.01 as of the date of the most recently ended fiscal quarter for which financial statements have been delivered under Section 8.01 or 8.02 both before and after giving effect to any such increase and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that deliveries in substantially the same form and substance consistent with those delivered pursuant to Section 5.01 shall be satisfactory):  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate, partnership, member or other necessary action taken by the Borrowers to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrowers and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; (iii) to the extent applicable and requested by any Lender, new Revolving Notes executed by the Borrowers and payable to any new Lenders, and/or replacement Revolving Notes executed by the Borrowers and payable to any existing Lenders increasing their Revolving Commitments, in the amount of such Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments and (iv) a Joinder Agreement.

Section 2.16                             Funds Transfer Disbursements.

(a)                                 Generally.  Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of such Borrower to any of the accounts designated in the Transfer Authorizer Designation Form.  The Borrowers hereby agree to be bound by any Notice of Borrowing: (i) authorized or transmitted by the Borrowers; or (ii) made in the Borrowers’ name and accepted by the Administrative Agent in good faith and in compliance with these Transfer Authorizer Designation Form, even if not properly authorized by the Borrowers.  The Borrowers further agree and acknowledge that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrowers to effect a wire or funds transfer even if the information provided by the Borrowers identifies a different bank or account holder than named by the Borrowers.  The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrowers.  If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of any Transfer Authorizer Designation Form or takes any actions in an attempt to detect unauthorized Notices of Borrowing, the Borrowers agree that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrowers.

(b)                                 Funds Transfer.  The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law.

(c)                                  Limitation of Liability.  None of the Administrative Agent, any Issuing Bank or any Lender shall be liable to any Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrowers’ transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, any Issuing Bank or any Lender or (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, any Issuing Bank’s or any Lender’s control.

Section 2.17                             Extension.

(a)                                 Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders (including any Lender in its separate capacity as an Issuing Bank) having Revolving Commitments with a like Revolving Termination Date on a pro rata basis and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders and Issuing Banks that accept the terms contained in such Extension Offers to extend the then effective Revolving Termination Date in respect of each such Lender’s Revolving Commitments (and, if applicable, any such Lender’s obligation to issue Letters of Credit pursuant to such extended Revolving Commitments) and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Commitments (and related outstandings)) (each, an “Extension”, and each group of Revolving Commitments, as applicable, in each case as so extended, as well as the original Revolving Commitments (in each case not so extended), being a “tranche”; any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or as of the effective date of any such Extension, (ii) except as to interest rates, fees and extended final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), the Revolving Commitment of any Lender that agrees to an Extension (an “Extending Revolving Lender”) with respect to all or a portion of such Revolving Commitment extended (an “Extended Revolving Commitment”), and the related outstandings (“Extended Revolving Loans”), shall be a Revolving Commitment (or related outstandings, as the case may be) with substantially the same terms as the original Revolving Commitments (and related outstandings); provided that (1) the Borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended

Revolving Commitments (and related outstandings), (B) repayments required upon the Revolving Termination Date applicable to any non-extending Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolving Commitments after the effective date of any Extension shall be made on a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of clauses (e) and (f) below to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after any Revolving Termination Date when there exists Extended Revolving Commitment with a later Revolving Termination Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments (and except as provided in clauses (e) and (f) below, without giving effect to changes thereto on an earlier Revolving Termination Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Commitments with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such tranche of Revolving Commitments on a better than pro rata basis as compared to any other tranche of Revolving Commitments with a later Revolving Termination Date than such tranche of Revolving Commitments, (4) assignments and participations of Extended Revolving Commitments shall be governed by the same assignment and participation provisions applicable to the Revolving Commitments and (5) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments) which have more than three different Revolving Termination Dates, (iii) if the aggregate principal of Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Revolving Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension shall be consistent with the foregoing, (v) any applicable Minimum Extension Condition (as defined below) shall be satisfied unless waived by the applicable Borrower, and (vi) each of the Administrative Agent and each Issuing Bank (to the extent such Issuing Bank elects in its sole discretion to continue as an Issuing Bank pursuant to such Extension) shall have consented to such Extension.

(b)                                 With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.17, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.07 and (ii) an Extension Offer is required to be in a minimum amount of $200,000,000, provided that the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a greater minimum amount of Revolving Commitments of any or all applicable tranches be tendered.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.17  (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 3.02, 3.03 and 12.07, but excluding this Section 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.17; provided that in no event shall any such waiver be deemed to apply to any Event of Default that shall have occurred and is continuing.

(c)                                  Except to the extent set forth in clause (a)(vi) above, no consent of any Lender, any Issuing Bank or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Commitments (or a portion thereof); provided that no Issuing Bank shall have any obligation to issue, amend, modify, renew or extend any Letter of Credit pursuant to any Extended Revolving Commitment unless it shall have expressly consented thereto in its capacity as an Issuing Bank.  All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations and Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of the Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.17, including any modification of the definition of “Revolving Termination Date”.  In addition, if so provided in such amendment, participations in Letters of Credit expiring on or after the Revolving Termination Date shall be re-allocated from the Lenders holding Revolving Commitments to the Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Extended Revolving Commitments and the terms of such participation interests (including the fees applicable thereto) shall be adjusted accordingly.  The effective date of any Extension, which shall be subject to the satisfaction of the conditions set forth in clause (a) above, shall be set forth in any such amendment.

(d)                                 In connection with any Extension, the Borrowers shall provide the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior written notice thereof

(e)                                  If the Revolving Termination Date in respect of any tranche of Revolving Commitments occurs at a time when another tranche or tranches of Revolving Commitments is or are in effect with a later Revolving Termination Date, then on the earliest occurring Revolving Termination Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Revolving Termination Date); provided, however, that if on the occurrence of such earliest Revolving Termination Date (after giving effect to any repayments of Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.02), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Commitments which will remain in effect after the occurrence of such Revolving Termination Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments as of the effective date of the applicable Extension, and such Swingline Loans shall not be so required to be repaid in full on such earliest Revolving Termination Date.

(f)                                    If the Revolving Termination Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the Revolving Termination Date shall not have occurred are then in effect, such Letters of Credit shall, solely to the extent the applicable Issuing Bank in respect of such Letter of Credit shall have consented to such Extension in its capacity as an Issuing Bank, automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Loans and payments in respect thereof pursuant to Section 2.02 under (and ratably participated in by the Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated)) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit.

Commencing with the Revolving Termination Date of any tranche of Revolving Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders and the Issuing Banks consenting thereto under the extended tranches.

ARTICLE III.                        PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.01                                Payments.

(a)                                  Payments by the Borrowers.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrowers under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (or such later time on such date as the Administrative Agent may determine in its sole discretion) (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.05, the Borrowers shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrowers hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  Each payment received by the Administrative Agent for the account of an Issuing Bank under this Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank.  In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)                                 Presumptions Regarding Payments by the Borrowers.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.02                                Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under

Sections 2.01(a), 2.02(e) and 2.03(e) shall be made from the Lenders, each payment of the Fees under Sections 3.05(a), 3.05(b), and the first sentence of 3.05(c) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.11 shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.09, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Revolving Commitments; (c) each payment of interest on Revolving Loans shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.05) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (e) the Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.03, shall be in accordance with their respective Revolving Commitment Percentages; and (f) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.02, shall be in accordance with their respective Revolving Commitment Percentages.  All payments of principal, interest, Fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.03(e), in which case such payments shall be pro rata in accordance with such participating interests).

Section 3.03                                Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrowers under this Agreement or shall obtain payment on any other Obligation owing by the Borrowers or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf the Borrowers or any other Loan Party to a Lender (other than any payment in respect of Secured Derivatives Obligations or Secured Cash Management Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.02 or Section 10.05, as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.02 or Section 10.05, as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.   Notwithstanding the foregoing, the provisions of this Section 3.03 shall not be construed to apply to

(i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of, or sale of a participation in, any of its Loans or participations in Letters of Credit to any assignee or Participant.

Section 3.04                                Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.05                                Fees.

(a)                                  Closing Fee.  On the Closing Date, the Borrowers agree to pay to the Administrative Agent and each Lender all Fees as have been agreed to in writing by the Partnership, the Arrangers and the Lenders.

(b)                                 Commitment Fees.  During the period from the Closing Date to but excluding the Revolving Termination Date, the Borrowers agree to pay to the Administrative Agent for the account of the Lenders a fee equal to the average daily unused portion of the Revolving Commitment of the Lenders (other than the Defaulting Lenders) multiplied by 0.35% per annum.  Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.  For the avoidance of doubt, for purposes of calculating an unused commitment fee, the outstanding principal balance of Swingline Loans shall not be factored into the computation.

(c)                                  Letter of Credit Fees.  The Borrowers agree to pay to the Administrative Agent for the account of each Lender a letter of credit fee equal to the product of a rate per annum equal to the Applicable Margin for LIBOR Loans multiplied by the daily average Stated Amount of each Letter of Credit.  In addition to such Fees, the Borrowers shall pay to each Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank equal to an amount as separately agreed between the Borrowers and such Issuing Bank (but in any event not to exceed 0.125%).  The Fees provided for in this subsection shall be nonrefundable and payable in arrears (i) quarterly on the first day of each January, April, July and October during the course of this Agreement and (ii) on the Revolving Termination Date or, if earlier, the date the Revolving Commitments are terminated or reduced to zero.  The Borrowers shall pay directly to each Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by such Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any other transaction relating thereto.

(d)                                 Administrative and Other Fees.  The Borrowers agree to pay the administrative and other Fees of the Administrative Agent as agreed to in writing from time to time by the Borrowers and the Administrative Agent.

Section 3.06                                Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or, in the case of

Base Rate Loans when the Base Rate is determined by the Prime Rate, 365 or 366 days) and the actual number of days elapsed.

Section 3.07                                Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrowers or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the respective Lender in writing that the Borrowers elect to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrowers not contract for or pay and the Lenders not contract for or receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.04(a)(i) and (ii) and, with respect to Swingline Loans, in Section 2.03(c).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, commitment fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.08                                Statements of Account.

The Administrative Agent will account to the Borrowers monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents.  The accounts or records maintained by the Administrative Agent shall be conclusive, absent manifest error, of the amount of Loans, Letters of Credit Liabilities and other extensions of credit hereunder and the interest and payments thereon.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrowers from any of its obligations hereunder.

Section 3.09                                Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)                                  Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b)                                 Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI, or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.03 shall be retained by the Administrative Agent and applied (in the case of clauses first, second, third, sixth and eighth) at such time or times as may be determined by the Administrative Agent in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below (which amounts, for the avoidance of doubt, reduce on a dollar-for-dollar basis any Fronting Exposure which has been Cash Collateralized by the Borrowers); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s and Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.02(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect subsection (d) below).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)                                  Certain Fees.

(i)                   No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.05(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)                Each Defaulting Lender shall be entitled to receive Fees payable under Section 3.05(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to subsection (e) below.

(iii)             With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clause (i) or (ii), the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to subsection (d) below,

(y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender that has not been Cash Collateralized by the Borrowers, and (z) not be required to pay the remaining amount of any such Fee.

(d)                                 Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) no Event of Default shall be continuing and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)                                  Cash Collateral, Repayment of Swingline Loans.

(i)                   If the reallocation described in subsection (d) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, with respect only to Letter of Credit Liabilities, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)                At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to subsection (d) above and any Cash Collateral provided by such Defaulting Lender).

(iii)             The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to clause (iv) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than such Issuing Bank’s Fronting Exposure with respect to all Defaulting Lenders, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)            Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)               Cash Collateral (or the appropriate portion thereof) provided to reduce each Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection (e) following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral; provided that, subject to subsection (b) above, the Person providing Cash Collateral and such Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall be returned to the Borrowers or otherwise applied in accordance with Applicable Law.

(f)                                    Defaulting Lender Cure.  If the Borrowers, the Administrative Agent and each Issuing Bank that is the issuer of Letters of Credit having an aggregate Stated Amount in excess of $5,000,000 agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral posted by a Defaulting Lender), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to subsection (d) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)                                 New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit issued by such Issuing Bank unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h)                                 Remedies Cumulative.  The rights and remedies against a Defaulting Lender under this Section 3.09 are in addition to all other rights and remedies which the Borrowers may have, at law or in equity, against the Defaulting Lender as a result of it becoming a Defaulting Lender including any claim for breach of contract.

Section 3.10                                Taxes; Foreign Lenders.

(a)                                  Issuing Bank.  For purposes of this Section 3.10, the term “Lender” includes any Issuing Bank.

(b)                                 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrowers.  The Loan Parties shall indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                    Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.10(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                              any Lender (including for this purpose, the Administrative Agent) that is a United States person shall deliver to the Borrowers and the Administrative Agent, as applicable, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)                                any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i)             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)          executed originals of IRS Form W-8ECI;

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) executed originals of IRS Form W-8BEN; or

(iv)      to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide certification on behalf of each such direct and indirect partner;

(C)                                any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the

Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Indemnification of the Administrative Agent.  Each Lender shall severally indemnify the Administrative Agent within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). The agreements in paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.

(i)                                     Survival.  Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)                                     USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 3.11                                Co-Borrowers.

(a)                                  Joint and Several Liability. All Obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Borrower.  Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Fraudulent Transfer Laws, in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder or under any other Loan Document) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Loan Party of Obligations arising under the Guaranty by such parties.

(b)                                 Subrogation. Until the Obligations shall have been paid in full in, each Borrower shall withhold exercise of any right of subrogation, contribution (other than as provided below) or any other right to enforce any remedy that it now has or may hereafter have against the other Borrowers or any other Guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrowers, any collateral or security or any such other Guarantor, shall be junior and subordinate to any rights the Administrative Agent may have against the other Borrowers, any such collateral or security, and any such other Guarantor.  The Borrowers together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Loan Documents.  Accordingly, each Funding Borrower shall be entitled to a contribution from the other Borrowers in the amount of such other Borrowers’ Obligation Fair Share Shortfalls as of such date, with the result that all such contributions will cause each Borrower’s Obligation Aggregate Payments to equal its Obligation Fair Share as of such date.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower.  The allocation among Borrowers of their Obligations as set forth in this Section 3.11 shall not be construed in any way to limit the liability of any Borrower hereunder or under any Loan Document.

(c)                                  Obligations Absolute. Each Borrower hereby waives, for the benefit of the Secured Parties, to the maximum extent permitted by Applicable Law: (a) any right to require any Secured Party, as a condition of payment or performance by such Borrower, to (i) proceed against any other Borrower, any Guarantor of the Obligations or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Parties in favor of any other Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower or any Guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence or willful misconduct or failure to duly credit to Borrowers payments actually received by Lenders in full satisfaction of the Obligations (and which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers); (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims (except after payment in full of the Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers), and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement, the Secured Derivatives Contracts, the Secured Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in the Guaranty and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers).

ARTICLE IV.                       YIELD PROTECTION, ETC.

Section 4.01                                Additional Costs; Capital Adequacy.

(a)                                  Capital Adequacy.  If any Lender determines that compliance with any Regulatory Change has or could have the effect of reducing the rate of return on such Lender’s capital or on the capital of any holding company of such Lender, as a consequence of, or with reference to, such Lender’s Revolving Commitments or its making or maintaining Loans or participating in Letters of Credit to a level below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance with such Regulatory Change (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrowers shall, from time to time, within thirty (30) days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such reduction on the rate of return of capital is allocable to such Lender’s obligations hereunder (which determination shall be made in good faith (and not on any arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Lender then reasonably determines to be relevant).

(b)                                 Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection but subject to the provisions of Section 3.10 (which shall be controlling with respect to the matters covered thereby), the Borrowers shall within thirty (30) days after written demand by the Administrative Agent, pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender (which determination shall be made in good faith (and not on any arbitrary or capricious basis) and consistent with similarly situated customers of such Lender after consideration of such factors as such Lender then reasonably determines to be relevant) for any costs incurred by such Lender that it determines are attributable to its making, Continuing, Converting into or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its obligation to make any LIBOR Loans hereunder (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) subjects any Recipient to any Taxes (other than (A) Indemnified Taxes covered by Section 3.10 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) imposes or modifies any reserve, compulsory loan, special deposit or similar requirements or imposes any insurance charge against assets, deposits or credit extended or participated in by such Lender (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including the Revolving Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)                                  [Reserved]

(d)                                 Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrowers under the preceding subsections of this Section (without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to any Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by such Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, within thirty (30) days after written demand by such Issuing Bank or such Lender, the Borrowers shall pay immediately to such Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount (which determination shall be made in good faith (and not on any arbitrary or capricious basis) and consistent with similarly situated customers of applicable the Issuing Bank or Lender after consideration of such factors as such Issuing Bank or Lender then reasonably determines to be relevant).

(e)                                  Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to notify the Borrowers of any event occurring after the Closing Date entitling the Administrative Agent, such Issuing Bank and such Lender to compensation under any of the preceding subsections of this Section or Section 3.10 as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Issuing Bank or any

Lender to give such notice shall not release the Borrowers from any of their obligations hereunder (and in the case of a Lender, to the Administrative Agent).  The Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to furnish to the Borrowers (and in the case of an Issuing Bank, a Lender or a Participant, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding anything in Section 3.10 or this Section 4.01 to the contrary, Borrowers shall not be required to compensate a Lender, Issuing Bank or Participant pursuant to such Sections for any amount incurred or reductions suffered more than ninety (90) days prior to the date that such Lender, Issuing Bank or Participant obtains actual knowledge of the event that gives rise to such claim (except that, if the change giving rise to such claim is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.02                                Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)                                  the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR; or

(b)                                 the Administrative Agent is advised by the Requisite Lenders that they have reasonably determined (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrowers shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.  Any Notice of Borrowing or Conversion/Continuation Notice given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded or Converted into a request for borrowing of Base Rate Loans at the Borrowers’ option, in each case, without payment of any amount under Section 4.04.

Section 4.03                          Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine in good faith (which determination shall be conclusive and binding on all the parties hereto but shall be made only after consultation with the Borrowers and the Administrative Agent) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.05 shall be applicable) and the Borrowers shall, on the last day of each current

Interest Period for each outstanding LIBOR Loan or if earlier, any such date as shall be required by Applicable Law, either prepay such Loan or Convert such Loan into a Base Rate Loan.  Any Notice of Borrowing or Conversion/Continuation Notice given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded or Converted into a request for borrowing of Base Rate Loans at the Borrowers’ option, solely with respect to the affected Lender, in each case, without payment of any amount under Section 4.04.  Nothing in this Section 4.03 shall affect the obligation of any other Lender to make or maintain Loans, or to Convert Loans to, LIBOR Loans in accordance with the terms hereof.

Section 4.04                                Compensation.

The Borrowers shall pay to the Administrative Agent for the account of each Lender, upon the written request of such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities which such Lender may sustain which are attributable to:

(a)                                  any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)                                 any failure by the Borrowers for any reason (other than with respect to such Lender failing to fund its obligations pursuant to a Notice of Borrowing) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation (except as set forth in Sections 4.02 and 4.03).

Such loss, cost or expense shall be deemed to be the amount reasonably determined by the Administrative Agent to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, Convert or Continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate determined by the Administrative Agent by reference to Reuters Screen LIBOR01 Page (or any applicable successor page) at the commencement of such period for Dollar deposits of a comparable amount and period.  Upon the Borrowers’ request, the Administrative Agent shall provide the Borrowers with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 4.05                                Treatment of Affected Loans.  If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.02 or 4.03 then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.02 or 4.03 on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender or the Administrative Agent gives notice as provided below that the circumstances specified in Section 4.02 or 4.03 that gave rise to such Conversion no longer exist:

(i)                   to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)                all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 4.03 that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Commitments.  If the Administrative Agent gives such notice to the Borrowers that the circumstances specified in Section 4.02 that gave rise to the Conversion of LIBOR Loans pursuant to this Section no longer exist (and the Administrative Agent agrees to do so promptly upon such circumstances ceasing to exist), then such Base Rate Loans shall then be eligible to be Converted at the Borrowers’ request in accordance with the provisions of Section 2.09.

Section 4.06                                Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10 or 4.01, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.03, (c) any Lender does not approve any amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 12.07 at any time that the consent of the Requisite Lenders has been obtained to such amendment, modification, termination, waiver or consent, (d) any Lender has become a Defaulting Lender or (e) any Lender is subject to an Insolvency Event, then, the Borrowers may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Revolving Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.06(b) for a purchase price equal to (without duplication) (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.02(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid Fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee; provided that the Borrowers may not make such demand with respect to any such Lender that is also an Issuing Bank (unless such Issuing Bank is a Defaulting Lender) unless, prior to the effectiveness of the demanded assignment, arrangements reasonably satisfactory to such Issuing Bank (including (x) the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or (y) Cash Collateralizing the Stated Amount of all such Letters of Credit held by such Issuing Bank (or such outstanding Letter of Credit has been cancelled)) have been made with respect to each outstanding Letter of Credit issued by such Issuing Bank (or such outstanding Letter of Credit has been cancelled).  Each of the Administrative Agent (to the extent reasonably requested therefor) and the Affected Lender shall cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to find an Eligible Assignee.  The terms of this Section shall not in any way limit the Borrowers’ obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including pursuant to Section 3.10 or 4.01) with respect to any period up to the date of replacement.  Each Lender agrees that if the Borrowers exercise their option hereunder to cause an assignment by such Lender as an Affected Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 12.06.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day of such notice, such Affected Lender shall be deemed to have approved such assignment, and such deemed approval shall be effective for purposes of documenting an assignment pursuant to Section 12.06 without any action by any other party hereto (including the Administrative Agent) and the Administrative Agent shall record the same.

Section 4.07                                Change of Lending Office.

Each Lender (which term shall include the Issuing Bank for purposes of this Section 4.07) agrees that it will (as promptly as practicable upon becoming aware) use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to (a) designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.10, 4.01 or 4.03 or take such measures as such Lender may deem reasonable to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion and (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender or results thereunder pursuant to Section 3.10, 4.01 or 4.03 would be reduced or alleviated.  In no event shall a Lender be required to establish a Lending Office located in the United States to comply with the requirements of this Section.

Section 4.08                                Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE V.                           CONDITIONS PRECEDENT

Section 5.01                                Initial Conditions Precedent.

The effectiveness of this Agreement on the date hereof (and the obligation of the Lenders to effect or permit the occurrence of initial making of a Loan or the issuance of a Letter of Credit on the date of such effectiveness, if any) is subject to the satisfaction or waiver of the following conditions precedent:

The Administrative Agent shall have received each of the following:

(i)                   counterparts of this Agreement executed by each Loan Party party hereto;

(ii)                to the extent requested by the relevant Lender, Revolving Notes executed by the Borrowers, payable to each applicable Lender and complying with the terms of Section 2.10(a) and the Swingline Note executed by the Borrowers;

(iii)             the Guaranty executed by each of the Guarantors initially party thereto;

(iv)            each other Loan Document required to be delivered on the Closing Date, including the Security Documents, executed by each Loan Party party thereto;

(v)               an opinion of Weil, Gotshal & Manges LLP, counsel to the Borrowers and the other Loan Parties, addressed to the Administrative Agent and the Lenders as to such matters as the Administrative Agent may reasonably request;

(vi)            an opinion of in-house counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders as to such matters as the Administrative Agent may reasonably request;

(vii)         the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(viii)      a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(ix)              a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrowers, authorized to execute and deliver on behalf of the Borrowers Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(x)                 copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xi)              a Transfer Authorizer Designation Form effective as of the Closing Date;

(xii)           (A) all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and (B) evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (other than Customary Permitted Encumbrances arising under Applicable Law);

(xiii)        UCC, tax, judgment and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions;

(xiv)       evidence that the Fees, if any, then due and payable under Section 3.05, and, to the extent invoiced prior to the Closing Date, all other fees, expenses and reimbursement amounts due and payable to the Arranger, the Administrative Agent and any of the Lenders, including the fees and expenses of counsel to the Administrative Agent, have been paid;

(xv)          insurance certificates, or other evidence, providing that the insurance coverage required under Section 7.04 (including both property and liability insurance) is in full force and effect;

(xvi)       a certificate of the Chief Financial Officer of the Parent and the Partnership to the effect that (A) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct, in all material respects (except to the extent any representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), as of the Closing Date (except to the extent such representations or warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)), (B) upon giving effect to the transactions hereunder as of the Closing Date, no Default or Event of Default has occurred and is continuing, (C) since December 31, 2011 no event or condition has occurred or arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect and (D) all governmental and material third party approvals necessary in connection with the transactions contemplated hereby and all material governmental and third party approvals necessary in connection with the continuing operations of the Parent and its Subsidiaries shall have been obtained and be in full force and effect; and

(xvii)    the Borrowers and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 5.02                                Conditions Precedent to All Loans and Letters of Credit.

The obligations of (i) Lenders to make any Loans and (ii) the Issuing Banks to issue, amend, extend or otherwise modify Letters of Credit (other than any amendment, modification, renewal or extension of a Letter of Credit which does not increase the Stated Amount of such Letter of Credit) are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance, amendment, extension or other modification of such Letter of Credit with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing.  In addition, the Borrowers shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued, amended, extended or otherwise modified that all conditions to the making of such Loan or the issuing, amending, extended or otherwise modifying of such Letter of Credit if any contained in this Article V have been satisfied.  Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for initial Loans set forth in Sections 5.01 and 5.02 that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

ARTICLE VI.                       REPRESENTATIONS AND WARRANTIES

Section 6.01                                Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Banks, to issue, amend, extend or otherwise modify Letters of Credit (other than any amendment, modification, renewal or extension of a Letter of Credit that does not increase the Stated Amount of such Letter of Credit) each Loan Party represents and warrants to the Administrative Agent, each Issuing Bank and each Lender as follows:

(a)                                  Organization; Power; Qualification.  Each of the Parent and its Subsidiaries is a corporation, partnership or other legal entity (i) duly organized or formed and validly existing under the jurisdiction of its incorporation or formation, except (A) as a result of a transaction permitted by Section 9.06 or (B) where the failure of such Person (other than the Loan Parties) to be so organized or validly existing has not had, and could not reasonably be expected to have, a Material Adverse Effect, (ii) has the power and authority to own or lease its respective properties and to carry on its respective business as now being, excepted where the failure of such Person (other than the Loan Parties) to do so has not had, and could nor reasonably be expected to have, a Material Adverse Effect and (iii) is qualified and is in good standing in its jurisdiction of organization and in each jurisdiction where necessary to carry out its business and operations, except in such jurisdictions where the failure to be so qualified or in good standing could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)                                 Ownership Structure.  Schedule 6.01(b) correctly sets forth in all material respects the ownership interest of the Parent and each of its Subsidiaries and their respective Subsidiaries and Joint Ventures as of the Closing Date.

(c)                                  Authorization of Loan Documents and Borrowings; Enforceability of Loan Documents.  Each Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents to which the Borrowers or any other Loan Party is a party have been duly executed and delivered by each Loan Party party thereto and each is a legal valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)                                 Compliance of Loan Documents with Laws.  The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not: (i) violate in any material respect any Applicable Law (including all Environmental Laws) relating to the Parent or its Subsidiaries, or order, judgment or decree of any court binding upon the Parent or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent or its Subsidiaries; (iii) conflict in any material respect with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Material Contract; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent or any of its Subsidiaries other than in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties.

(e)                                  Compliance with Law; Governmental Approvals.  Each of the Parent and its Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it, except for non-compliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                    Title to Properties; Liens.  As of the Closing Date, each of the Parent and its Subsidiaries has good, sufficient and legal title to, or valid leasehold interest in, all of the Collateral.  None of the Collateral is subject to any Lien, other than Customary Permitted Encumbrances arising under Applicable Law and Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations.

(g)                                 Material Contracts.  Neither Parent nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(h)                                 Litigation.  Except as set forth on Schedule 6.01(h), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened in writing) against or in any other way relating adversely to or affecting the Parent or any of its Subsidiaries or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, could reasonably be expected to have a Material Adverse Effect.  There are no strikes or work stoppages in progress or threatened, in writing, relating to, the Parent or any of its Subsidiaries except for those which could not reasonably be expected to have a Material Adverse Effect.

(i)                                     Taxes.  All federal and other material tax returns of the Parent and its Subsidiaries required by Applicable Law to be filed have been duly filed (taking into account any extension of the due date thereof), and all material amounts of federal, state and other taxes, assessments and other governmental charges or levies upon, the Parent and its Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except as otherwise permitted under Section 7.05.

(j)                                     Financial Statements.  The Parent has furnished to each Lender copies of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2010 and December 31, 2011, and the related audited consolidated statements of income and cash flow for the fiscal years ended on such dates, with the opinion thereon of Deloitte & Touche LLP.  Such financial statements (including in each case related schedules and notes) were prepared and in all material respects present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods.

(k)                                  No Material Adverse Effect; Solvency.  Since December 31, 2011, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect.  Each of (i) the Parent and its Subsidiaries, taken as a whole, and (ii) the Loan Parties, taken as a whole, in each case, are Solvent.

(l)                                     ERISA.

(i)                   Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws; and (ii) each Qualified Plan has received a favorable determination letter or is entitled to rely on an opinion letter from the IRS or an application for such a letter has been submitted to the IRS with respect thereto and nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(i)                   Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; and (ii) there are no pending, or to the best knowledge of any Loan Party, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement, other than routine claims for benefits in the ordinary course of business.

(m)                               Environmental Laws.  Each of the Parent and its Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the GGP Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or threatened releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Parent or any of its Subsidiaries, their respective businesses, operations or with respect to the Properties, may:  (x) cause or contribute to a violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other common-law or legal claim or other liability, or (z) cause any of the GGP Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any Hazardous Material, or any other requirement under Environmental Law.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, demand letter, order, lien, investigation, or proceeding pending or, to any Loan Party’s knowledge, threatened, in writing against the Parent or any of its Subsidiaries relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect.  As of the Closing Date, none of the GGP Properties is listed on or formally proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law of sites requiring or undergoing investigation or remediation in respect of a liability under Environmental Laws that would reasonably be expected to result in a Material Adverse Effect.  To any Loan Party’s knowledge, no Hazardous Materials generated at or transported from the GGP Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(n)                                 Investment Company.  None of the Parent nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(o)                                 Margin Stock.  None of the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(p)                                 Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than any financial projections, other forward looking statements and information of a general economic or industry specific-nature) furnished to the Administrative Agent or Lender in connection with the Loan Documents by or on behalf of the Parent or any of its Subsidiaries, or on your or their respective behalf, when taken as a whole, neither contained at the time furnished any untrue statement of a material fact nor omitted to state a material fact (known to the Parent or Borrowers, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Parent or Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(q)                                 Not Plan Assets; No Prohibited Transactions.  None of the assets of the Parent or any of its Subsidiaries constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, other than amounts deducted from employee compensation and temporarily held by the Parent or any of its Subsidiaries prior to being contributed to employee benefit plans in which employees of the Parent or any of its Subsidiaries participate.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute non-exempt “prohibited transactions” under ERISA or the Internal Revenue Code.

(r)                                    Sanctioned Persons.  None of the Parent or any of its Subsidiaries nor, to the knowledge of the Parent or any Borrower, (i) any director, officer, agent or employee of the Parent or any of its Subsidiaries, or (ii) any Affiliate that is Controlled by the Parent or any of its Subsidiaries, or (iii) any other Affiliate of the Parent (except to the extent in the case of this clause (iii) that the Parent has complied with the filing or notification requirements, if any, under OFAC in connection with or as a result of such Person’s acquisition of Equity Interests of the Parent), is currently subject to any United States sanctions administered by OFAC.  Borrowers will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.

(s)                                  REIT Status.  The Parent (i)  qualifies as, and has elected to be treated as, a REIT and its proposed method of operation is in compliance with all requirements and conditions imposed under the Internal Revenue Code necessary to maintain its status as a REIT, (ii) has not revoked its election to be taxed as a REIT and such election has not been terminated, and (iii) has not engaged in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Internal Revenue Code that could have a Material Adverse Effect.

(t)                                    Insurance.  The insurance coverage required by Section 7.04 has been obtained and is in effect.

(u)                                 Security Interests.  Each of the Security Documents creates, as security for the Secured Obligations, a valid and enforceable Lien on all of the Collateral, superior to and prior to the rights of all Persons and subject to no other Liens (except for Customary Permitted Encumbrances to the extent arising under Applicable Law), in favor of the Administrative Agent for its benefit and the benefit of the other Secured Parties.

Section 6.02                                Survival of Representations and Warranties, Etc.

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Closing Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance, amendment, extension or other modification of the Letters of Credit.

ARTICLE VII.                   AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit that has not been Cash Collateralized (including by “grandfathering” into future credit facilities), unless the Requisite Lenders shall otherwise consent in the manner provided for in Section 12.07, each Loan Party shall comply with the following covenants:

Section 7.01                                Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.06, each Loan Party shall, and shall cause each of its Material Subsidiaries to, (a) preserve and maintain (i) its respective existence and (ii) all rights and franchises, licenses and permits material to it business in the jurisdiction of its incorporation or formation and qualify, (b) remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization; provided no Loan Party (other than the Parent and each Borrower with respect to its existence) or any of its Material Subsidiaries shall be required to preserve any such existence, right, franchise, license or permit if (x) such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person or to the Lenders or (y) solely in the case of rights, franchises, licenses and permits, the failure to maintain such could not reasonably be expected to have a Material Adverse Effect.

Section 7.02                                Compliance with Applicable Law.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, in each case, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.03                                Maintenance of Property.

Except (a) with respect to Special Consideration Properties, or (b) as otherwise permitted under Section 9.06, each Loan Party shall, and shall cause each of its Material Subsidiaries to, (i) protect and preserve all of its respective material properties and maintain in good repair, working order and condition all such material properties as determined in the Parent’s reasonable business judgment, ordinary wear and tear and casualty and condemnation excepted, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals and replacements to such properties as determined in the Parent’s reasonable business judgment.

Section 7.04                                Insurance.

The Parent shall maintain or cause to be maintained insurance (in the case of property insurance, on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts (giving effect to self-insurance) and on such terms and conditions as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law.

Section 7.05                                Payment of Taxes.

Each Loan Party shall, and shall cause each of its Subsidiaries to (other than with respect to obligations that upon becoming a Lien (a) would constitute a Customary Permitted Encumbrance under clause (a) or (b) of the definition thereof and (b) do not exceed $50,000,000 in the aggregate) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, in each case, (x) prior to such obligation becoming, or having a reasonable likelihood of becoming, a Lien upon any of its properties or assets, or (y) within 30 days from the date such obligations first become overdue; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings for which adequate reserves have been established on the books of such Person in accordance with GAAP and which, in the case of a Lien against any Collateral, operate to stay the sale of any portion thereof to satisfy such tax, assessment, change, levy or claim.

Section 7.06                                Books and Records; Inspections.

Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made to enable the preparation of financial statement entries in conformity in all material respects with GAAP.  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit authorized representatives designated by the Administrative Agent or any Lender (when accompanying the Administrative Agent) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of such Loan Party or Subsidiary thereof and, upon request of the Administrative Agent in accordance with this Section 7.06, shall instruct its accountants to discuss the financial affairs of the Borrowers, any other Loan Party or any other Subsidiary with such Person), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice; provided, that (a) no Loan Party shall be required to pay the expense of any such visit, except to the extent such visit is made by the Administrative Agent during the occurrence and continuance of an Event of Default and (b) unless an Event of Default exists, only one (1) such visit shall be permitted during any fiscal year.

Section 7.07                                Use of Proceeds.

The proceeds of the Loans and Letters of Credit may be used to finance working capital and general corporate purposes of the Parent and its Subsidiaries (including for capital expenditures, acquisitions, refinancing of permitted Indebtedness, Investments, Restricted Junior Payments and any other purpose, in each case not prohibited by the Loan Documents).  No portion of the proceeds of any extension of credit under this Agreement shall be used in any manner that causes such extension of credit under this Agreement or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof.

Section 7.08                                Environmental Matters.

The Parent shall, and shall cause each of its Subsidiaries to, and the Parent shall use, and shall cause each of its Subsidiaries to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the GGP Properties to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  Except as could reasonably be expected to have a Material Adverse Effect, the Parent shall, and shall cause each of its Subsidiaries to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the GGP Properties to comply with all Environmental Laws and or relevant governmental orders, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws or any applicable governmental orders.  The Parent shall, and shall cause each of its Subsidiaries to, promptly take all actions necessary to prevent the imposition of, or remove (or contest) any Liens on any of their respective properties arising out of or related to any Environmental Laws.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.09                                Further Assurances.

At each Loan Party’s reasonable cost and expense and upon written request of the Administrative Agent, the Loan Parties shall, and shall cause each other Subsidiary thereof, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.10                                Material Contracts.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with the representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract; provided that any material breach shall not constitute a default under this Section 7.10 if such breach is cured within thirty (30) days after the applicable Loan Party or Subsidiary obtains knowledge of such failure.

Section 7.11                                REIT Status.

The Parent and each of its Material REIT Subsidiaries shall (a) maintain its status as a REIT under the Internal Revenue Code, (b) not revoke its election to be taxed as a REIT or cause or allow such election to be terminated, and (c) not engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Internal Revenue Code that could reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any Material REIT Subsidiary from engaging in any transaction permitted under Section 9.06 or otherwise failing to maintain its election to be taxed as a REIT, in each case, so long as such action does not result in a material adverse tax impact that is not reasonably compensated or offset by other material benefits to the Parent or its Subsidiaries from such action.

Section 7.12                                Additional Guarantees.

In the event that any Specified Additional Collateral is required to be pledged to the Administrative Agent in accordance with Section 7.13, the Borrowers shall (a) substantially concurrently with such pledge of such Specified Additional Collateral, cause each Subsidiary of the Parent owning, directly or indirectly, any Specified Additional Collateral, if not already a Guarantor, to become a Guarantor and, if applicable, a party to the Pledge Agreement, by executing and delivering to the Administrative Agent a joinder to each such agreement in substantially the form attached thereto, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, certificates, corporate documents and opinions reasonably requested by the Administrative Agent. With respect to each Subsidiary required to become a Guarantor which is formed or acquired after the Closing Date, the Borrowers shall promptly send to the Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the Parent, and (ii) all of the data required to be set forth in Schedule 6.01(b) with respect to all Subsidiaries of the Parent.

Section 7.13                                Additional Collateral.

On or prior to the 90th day following the Closing Date (or such later date as the Administrative Agent may determine its sole discretion), the Loan Parties shall, to the extent any Specified Additional Collateral shall not otherwise have been made subject to the Lien of the Security Documents in favor of the Administrative Agent, for the benefit of Secured Parties, take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments and agreements (including customary opinions of counsel in respect thereof to the extent reasonably requested by the Administrative Agent) to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected first priority Lien (subject to Customary Permitted Encumbrances arising under Applicable Law) on such Specified Additional Collateral.

ARTICLE VIII.               INFORMATION

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit that has not been Cash Collateralized (including by “grandfathering” into future credit facilities), unless the Requisite Lenders shall otherwise consent in the manner provided for in Section 12.07, the Borrowers and the Parent shall furnish (or shall cause to be furnished) to the Administrative Agent for distribution to each of the Lenders:

Section 8.01                                Quarterly Financial Statements.

As soon as available and in any event within sixty (60) days after the end of each of the first, second and third fiscal quarters of the Parent, commencing with the fiscal quarter ending June 30, 2012, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Parent to present fairly, in accordance with GAAP, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.02                                Year-End Statements.

As soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Parent to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Deloitte & Touche LLP, any other “Big Four” accounting firm selected by the Parent, or any other independent certified public accountants of recognized national standing selected by the Parent and reasonably satisfactory to the Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit).

Section 8.03                                Compliance Certificate.

At the time the financial statements are furnished pursuant to Sections 8.01 and 8.02, a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Parent was in compliance with the covenants contained in Section 9.01; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Parent with respect to such event, condition or failure.

Section 8.04                                Other Information.

(a)                                  If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(b)                                 To the extent the Parent or any Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, any Loan Party or any Subsidiary of a Loan Party or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;

(c)                                  Prompt notice of the occurrence of any event which has had, or could reasonably be expected to have, a Material Adverse Effect;

(d)                                 Prompt notice of the occurrence of any Default or Event of Default;

(e)                                  Promptly, after the Parent or any Borrower obtains knowledge thereof, notice of the occurrence of any of the following:  any Borrower, any Loan Party or any Subsidiary of a Loan Party shall receive (i)  written notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened in writing; (ii) written notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) any written notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby or (iv) written notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters covered by notices referred to clauses (i) through (iii) above, in each case only to the extent that such occurrence, could reasonably be expected to have a Material Adverse Effect;

(f)                                    Promptly upon reasonable request by the Administrative Agent (which request shall not be made more than one (1) time during any calendar year), a schedule setting forth in all material respects the ownership interest of the Parent and each of its Subsidiaries and their respective Subsidiaries and Joint Ventures as of a date not more than thirty (30) days prior to the date of such request;

(g)           Promptly upon reasonable request by the Administrative Agent (which request shall not be made more than one (1) time during any calendar year), a reasonably detailed list, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, which delivery may be satisfied in full by the delivery of customary Accord forms in respect of such insurance; and

(h)           Such other information and data with respect to the Parent or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender (acting through the Administrative Agent).

Section 8.05           Electronic Delivery of Certain Information.

(a)           Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Parent) provided that the foregoing shall not apply to (i) notices to any Lender (or any Issuing Bank) pursuant to Article II and (ii) any Lender that has notified the Administrative Agent and the Borrowers that it cannot or does not want to receive electronic communications.  The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or a Loan Party posts such documents or the documents become available on a commercial website and the Administrative Agent or such Loan Party notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  9:00 a.m. Central time on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, promptly upon the reasonable request of the Administrative Agent, the Borrowers shall provide paper copies of the certificate required by Section 8.03 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent for any Lender that reasonably requests such paper copies and provided that such documents shall be deemed delivered to the Administrative Agent and the Lenders upon electronic delivery to the Administrative Agent.  Except for the certificates required by Section 8.03, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery of paper copies and maintaining its paper or electronic documents.

(b)           Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrowers by the Administrative Agent.

Section 8.06           Public/Private Information.

The Borrowers shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrowers.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrowers to the Administrative Agent (for further deliver to the Lenders) (collectively, “Information Materials”)

pursuant to this Article.  Such Information Materials shall be deemed to be Private Information unless such Information Materials are marked “Public Information”.

Section 8.07           USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender (for itself and/or as the Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrowers shall, and shall cause the other Loan Parties to, provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law.  An “account” for this purpose may include a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX.        NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit  that has not been Cash Collateralized (including by “grandfathering” into future credit facilities), unless the Requisite Lenders shall otherwise consent in the manner provided for in Section 12.07, each Loan Party shall comply with the following covenants:

Section 9.01           Financial Covenants.

(a)           Maximum Net Indebtedness to Value Ratio.  The Parent shall not permit the Net Indebtedness to Value Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending June 30, 2012, to exceed 0.65 to 1.00.

(b)           Minimum Net Cash Interest Coverage Ratio.  The Parent shall not permit the Net Cash Interest Coverage Ratio as of the last day of any fiscal quarter to be less than (i) for each fiscal quarter beginning with the fiscal quarter ending June 30, 2012 through the fiscal quarter ending on December 31, 2013, 1.60 to 1.00 and (ii) for the fiscal quarter ending March 31, 2014 and each fiscal quarter thereafter, 1.70 to 1.00.

(c)           Minimum Fixed Charge Coverage Ratio.  The Parent shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than (i) for each fiscal quarter beginning with the fiscal quarter ending June 30, 2012 through the fiscal quarter ending on December 31, 2013, 1.30 to 1.00 and (ii) for the fiscal quarter ending March 31, 2014 and each fiscal quarter thereafter, 1.40 to 1.00.

Section 9.02           Permitted Investments.  The Loan Parties shall not, and shall not permit any Subsidiary to, make any Investment, except that such Persons may make any Investment subject to the limitations set forth below:

Permitted Investment	Limitations

Wholly Owned Raw Land

No Wholly Owned Raw Land shall be acquired if the Value represented by such Investment, together with all Wholly Owned Raw Land then owned by the Parent and its Subsidiaries, exceeds 5% of total Value (including such Wholly Owned Raw Land).

Individual GGP Properties

No individual GGP Property or Equity Interests in a Person owning an individual GGP Property shall be acquired without the consent of the Administrative Agent and the Requisite Lenders if the Value represented by such Investment exceeds 25% of total Value (including such GGP Property).

Equity Interests of Joint Ventures in which the Parent or any Wholly-Owned Subsidiary is not a general partner or managing member

All such Equity Interests owned as of the Closing Date and set forth on Schedule 9.02 shall be permitted. No such Equity Interests shall be acquired without the consent of the Administrative Agent and the Requisite Lenders if the Value of such Investment, together with all other such Equity Interests then owned by the Parent and its Subsidiaries that is acquired after the Closing Date exceeds 5% of total Value (including such Equity Interests).

Equity Interests of Joint Ventures in which the Parent or any Wholly-Owned Subsidiary is a general partner or managing member

No such Equity Interests shall be acquired without the consent of the Administrative Agent and the Requisite Lenders if the Value of such Investment, together with all other such Equity Interests then owned by the Parent and its Subsidiaries, exceeds 55% of total Value (including such Equity Interests).

Real Property Under Construction	The Value of all Real Property Under Construction shall not, at any given time, exceed 10% of total Value (including such Real Property Under Construction).

First lien priority Mortgage Loans acquired by the Parent, the Borrowers and their respective Subsidiaries	The Value of all such Mortgage Loans shall not exceed 5% of total Value.

Cash and Cash Equivalents	Unlimited

For the avoidance of doubt, notwithstanding anything herein to the contrary, the foregoing shall not proscribe any Investment reasonably required in the minimum amount necessary for Parent and each of its REIT Subsidiaries to maintain its qualification as a REIT.

Section 9.03           Restricted Junior Payments.  Neither the Partnership nor any Parent Guarantor shall, directly or indirectly, make or pay any Restricted Junior Payment in any fiscal year:

(a)           in excess of the sum of (i) 95% of FFO of the Parent Guarantors, the Borrowers and their respective Subsidiaries and Joint Ventures (but only to the extent allocable to the Parent Guarantors or the Borrowers or their Wholly Owned Subsidiaries (based on economic share and not necessarily percentage ownership) in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures) plus (ii) any realized gain resulting from Dispositions during such fiscal year;

(b)           to acquire Equity Interests of the Parent, unless no Default or Event of Default exists;

(c)           during any period while an Event of Default exists pursuant to Section 10.01(a); and

(d)           during any period that any other material non-monetary Event of Default exists.

Notwithstanding the foregoing, (i) the Partnership and the Parent Guarantors shall be permitted at all times to make Restricted Junior Payments required in order to enable the Parent or any REIT Subsidiary to continue to qualify as a REIT and to avoid entity level taxes and (ii) to the extent constituting a Restricted Junior Payment, the Partnership and the Parent Guarantors may make Investments not otherwise prohibited under the Loan Documents.  For purposes of clarity, the Partnership and the Parent Guarantors may make Restricted Junior Payments to enable the Parent to make Restricted Junior Payments permitted hereby.

Section 9.04           Negative Pledge.

The Loan Parties shall not, and shall not permit any of its Subsidiaries to, create any Lien on any of the Equity Interests constituting Collateral or on the Equity Interests of any Subsidiary of the Parent owning all or any portion of the Collateral, except for Customary Permitted Encumbrances arising under Applicable Law and in favor of the Administrative Agent hereunder to secure the Secured Obligations.

Section 9.05           Transactions with Affiliates.

The Loan Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate of the Parent or any of its Subsidiaries, other than:

(a)           any such transaction that is for fair market value and on terms no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate;

(b)           transactions existing on the Closing Date;

(c)           the payment of customary fees and expenses, indemnification, incentive plans and similar items paid to members of the board of directors (or similar governing body) of the Parent and its Subsidiaries;

(d)           the payment of customary indemnification plans for partners of the Parent and its Subsidiaries;

(e)           employment and compensation arrangements for directors, officers, employees and members of management of the Parent and its Subsidiaries (including base salary and incentives);

(f)            transactions in the ordinary course of business in accordance with the Consolidated Cash Management System;

(g)           reimbursement of travel, moving and similar expenses in the ordinary course of business or otherwise permitted hereunder;

(h)           loans and advances to directors, officers and employees in the ordinary course of business or as otherwise permitted hereunder;

(i)            (i) guarantees of Indebtedness not otherwise prohibited by the Loan Documents and (ii) other customary guarantees in the ordinary course of business;

(j)            transactions constituting Restricted Junior Payments permitted under Section 9.03;

(k)           dispositions of Equity Interests in order to qualify members of the board of directors (or similar governing body) of any Loan Party or any of their Subsidiaries if required by Applicable Law or contract; and

(l)            transactions between the Parent and its Subsidiaries and Joint Ventures to the extent  permitted under the Loan Documents.

Section 9.06           Merger, Consolidation; Dispositions.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) make any Disposition; provided, however, that:

(i)      any Loan Party (other than the Partnership or the Parent) or any Subsidiary may liquidate or dissolve to the extent that such liquidation or dissolution is deemed to be in the best interest of the Loan Parties and their Subsidiaries as reasonably determined by the management of the Loan Parties and is not materially adverse to the interests of the Administrative Agent, the Issuing Banks or the Lenders;

(ii)     any Loan Party or a Subsidiary of a Loan Party may merge, consolidate, liquidate or dissolve with another Loan Party or any other Person (including any Subsidiary) in order to effect an Investment permitted under Section 9.02 so long as (A) in a transaction involving the Partnership, the Partnership is the survivor, (B) in a transaction involving a Loan Party (other than the Partnership), such Loan Party is the survivor, or, if the survivor is not a Loan Party, such survivor shall expressly assume the obligations of such Loan Party under the Loan Documents, (C) in a transaction involving the Parent, the Parent is the survivor, or if the Parent is not the survivor, (1) the survivor shall expressly assume the obligations of the Parent under the Loan Documents in a manner reasonable satisfactory to the Administrative Agent, (2) no Default or Event of Default shall occur after giving effect to such transaction, and (3) the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 9.01 (after giving effect to such transaction) as of the end of the fiscal quarter most recently ended for which financial statements (and the related Compliance Certificate) have been delivered pursuant to Section 8.01 or Section 8.02 and shall provide a certificate of a Responsible Officer to such effect; and (D) in a transaction involving a non-Wholly Owned Subsidiary of the Partnership, such non-Wholly Owned Subsidiary is the survivor, or if such non-Wholly Owned Subsidiary is not the survivor, such transaction constitutes an Investment permitted under Section 9.02;

(iii)    any Loan Party or any Subsidiary of a Loan Party may merge, liquidate, dissolve or consolidate in connection with a Disposition otherwise permitted hereunder;

(iv)    any Loan Party may effect a Disposition so long as after giving effect to such Disposition, the Parent shall be in pro forma compliance with the financial covenants set forth in Section 9.01 (after giving effect to such transaction) as of the end of the fiscal quarter most recently ended for which financial statements (and the related Compliance Certificate) have been delivered pursuant to Section 8.01 or Section 8.02;

(v)     any Loan Party may effect Dispositions to any other Person of Equity Interests of any REIT Subsidiary constituting preferred equity with a base liquidation preference of no more than $180,000 in the aggregate for any such REIT Subsidiary; and

(vi)    to the extent constituting Dispositions, any Loan Party may make any Investment permitted by Section 9.02, make any Restricted Junior Payment permitted by Section 9.03, and grant any Lien permitted by Section 9.12.

Section 9.07           Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Closing Date.

Section 9.08           Modifications of Organizational Documents.

The Loan Parties shall not, and shall not permit any of their Subsidiaries to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification is materially adverse to the interests of the Administrative Agent, the Issuing Banks or the Lenders or their respective interests in and under the Loans, the Collateral, or the Loan Documents.

Section 9.09           Derivatives Contracts.

The Loan Parties shall not, and shall not permit any of their Subsidiaries to, (i) enter into any Derivatives Contracts other than Derivatives Contracts entered into by the Borrowers, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish, a hedge to mitigate risks to which such Borrower, Loan Party or other Subsidiary is exposed to in the conduct of its business or management of its liabilities or (ii) guarantee any Derivatives Contract unless such Derivatives Contract has been entered into in the ordinary course of business by the applicable counterparty in respect of which such guarantee is provided and such Derivatives Contract establishes a hedge to mitigate risks to which such counterparty is exposed in the conduct of its business or management of its liabilities.

Section 9.10           Conduct of Business

From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, make any changes in the nature of the business conducted by the Parent and its Subsidiaries on and as of the Closing Date, other than to the extent reasonably related or ancillary thereto, and except as permitted under Sections 9.02 and 9.06.

Section 9.11           Indebtedness

No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur or assume any Indebtedness; provided that (a) subject, in the case of Combined Recourse Indebtedness, to the limitations set forth in clause (b) below, any such Loan Party and its Subsidiaries may incur Indebtedness so long as after giving effect to such incurrence of such Indebtedness, the Parent shall be in pro forma compliance with the financial covenants set forth in Section 9.01 (after giving effect to such transaction) as of the end of the fiscal quarter most recently ended for which financial statements (and the related Compliance Certificate) have been delivered pursuant to Section 8.01 or Section 8.02 and (b) the Parent and its Subsidiaries may incur Combined Recourse Indebtedness in an aggregate amount not to exceed (x) 10%

of Value at the time of incurrence (after giving effect to such incurrence) or (y) 10% of Value as of the end of any fiscal quarter of the Parent.

Section 9.12           Liens.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of the Loan Parties or any Subsidiary of a Loan Party, whether now owned or hereafter acquired, except:

(a)           Liens in favor of the Administrative Agent for the benefit of the Secured Parties granted pursuant to the Loan Documents;

(b)           Liens securing Indebtedness permitted pursuant to Section 9.11;

(c)           Liens securing Capitalized Lease Obligations; and

(d)           Customary Permitted Encumbrances.

ARTICLE X.         DEFAULT

Section 10.01         Events of Default.

Each of the following shall constitute an Event of Default:

(a)           Default in Payment.  The Borrowers shall fail to pay (i) when due (whether at stated maturity, by reason of acceleration or otherwise) the principal of any of the Loans; or (ii) any interest on any of the Loans or any Fee or other amount hereunder within five (5) days after the date when due.

(b)           Default in Performance.

(i)      Any Loan Party shall fail to perform or observe any covenant on its part to be performed or observed and contained in Article IX; or

(ii)     Any Loan Party shall fail to perform or observe any covenant on its part to be performed or observed and contained in Section 7.01(a) (as it relates to the Partnership and the Parent), 7.07, 7.11, 8.01, 8.02, 8.03 or 8.04(d) and, in the case of Section 8.01, 8.02 or 8.03, such failure shall continue for a period of fifteen (15) days after the date upon which any Borrower or other Loan Party has received written notice of such failure from the Administrative Agent; or

(iii)    Any Loan Party shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document to which it is a party (except as otherwise mentioned in this Section), and such failure shall continue for a period of thirty (30) days after the date upon which the Parent has received written notice of such failure from the Administrative Agent.

(c)           Misrepresentations.  Any representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect in any material respect when furnished or made or deemed made.

(d)           Indebtedness Cross-Default.  Any Borrower, any other Loan Party or any Subsidiary of a Loan Party shall default (after giving effect to any applicable cure periods, waivers or forbearance) in the observance or performance of any term or condition under any other agreement relating to any Recourse Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having a Derivatives Termination Value), in each case, individually or in the aggregate, with all other Recourse Indebtedness (for the avoidance of doubt, any hybrid Indebtedness shall be included only as to recourse portion of such Indebtedness) as to which such default exists, of $50,000,000 or more and, prior to the acceleration of the Obligations hereunder in accordance with the terms of this Agreement, such Indebtedness has not been paid in full or waived or cured in accordance with the terms of the documents governing such Indebtedness (in each case excluding such defaults solely relating to any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property).

(e)           Voluntary Bankruptcy Proceeding.  (x)  Any Borrower, any other Loan Party or any Material Subsidiary of the Parent (other than any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property) shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws; (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in subsection (f) below; (iv) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) make a general assignment for the benefit of creditors, or (vi) be generally unable, or fail, or shall admit in writing its inability, to pay its debts as such debts become due, or (y) the board of directors (or similar governing body) of the Parent, any Borrower or any Material Subsidiary of the Parent (other than any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property) or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referenced to in this clause (e).

(f)            Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against any Borrower, any other Loan Party or any Material Subsidiary of the Parent (other than any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property) in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days; or (ii) the appointment of a trustee, receiver, custodian, liquidator or similar official of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such appointment shall continue for ninety (90) consecutive days.

(g)           Revocation of Loan Documents.  (i) Any Loan Party shall challenge or repudiate in writing (A) any Loan Document to which it is a party (or that it has no liability under such Loan Documents to which it is a party) or (B) in the case of clause (i), the validity or perfection of any Lien on any Collateral purported to be covered by the Loan Documents (other than with respect to satisfaction in full of the Obligations and releases of such Liens in accordance with the terms of the Loan Documents, to the extent such loss of perfection results from an act or omission of the Administrative Agent or such loss of perfection may be remedied by the filing of appropriate documentation without the loss of priority

(other than non-consensual Customary Permitted Encumbrances)), or (ii) any Loan Document shall cease to be in full force and effect or shall be deemed null and void (other than with respect to satisfaction in full of the Obligations and releases of such Liens in accordance with the terms of the Loan Documents, to the extent such loss of perfection results from an act or omission of the Administrative Agent or such loss of perfection may be remedied by the filing of appropriate documentation without the loss of priority (other than non-consensual Customary Permitted Encumbrances)).

(h)           Judgment.  Other than with respect to non-Recourse Indebtedness, a final judgment or order for the payment of money shall be entered against any Borrower, any other Loan Party, or any Material Subsidiary (other than judgments solely relating to the Specified Properties or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property) by any court or other tribunal and (i) such judgment or order shall continue for a period of sixty (60) days without being paid, vacated, discharged, stayed satisfied or bonded pending appeal and (ii) the amount of such judgment or order for which any applicable insurer has denied coverage exceeds, individually or together with all other such judgments or orders entered against the Loan Parties, $50,000,000.

(i)            Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against a substantial portion of the property of any Borrower, any other Loan Party or any Material Subsidiary (other than any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Equity Interests of a Person all or substantially all of whose assets comprise any Specified Property), and such warrant, execution or process shall not be stayed, dismissed, bonded or discharged for a period of sixty (60) days.

(j)            ERISA.  Any ERISA Event shall have occurred that results or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(k)           Change of Control.

(i)      any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Brookfield Asset Management Inc. and its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the then outstanding voting stock of the Parent; or

(ii)     during any period of twelve (12) consecutive months ending after the Closing Date, individuals who at the beginning of any such twelve (12) month period constituted the board of directors of the Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Parent then in office (other than vacancies); or

(iii)    the Parent shall cease to own, directly or indirectly, more than fifty percent (50%) of the Equity Interests of the Partnership.

(l)            Security Documents.  Any Security Document for any reason ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the release of any Guarantor in accordance with this Agreement or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Administrative

Agent shall not have or shall cease to have a valid and perfected first priority Lien (subject to Customary Permitted Encumbrances under Applicable Law) in any of the Collateral having, individually or in the aggregate, a net equity value in excess of $25,000,000 individually or $100,000,000 in the aggregate, except to the extent (x) any such loss of perfection or priority results from an act or omission of the Administrative Agent or (y) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority (other than non-consensual Customary Permitted Encumbrances).

Section 10.02         Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)           Acceleration; Termination of Facilities.

(i)      Automatic.  Upon the occurrence of an Event of Default specified in Sections 10.1(e) or (f) with respect to any Loan Party, (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by each of the Borrowers on behalf of itself and the other Loan Parties, and (2) the Revolving Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)     Optional.  If any other Event of Default shall exist, the Administrative Agent, at the direction of the Requisite Lenders, shall:  (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each of the Borrowers on behalf of itself and the other Loan Parties, and (2) terminate the Revolving Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(b)           Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

Section 10.03         [Reserved].

Section 10.04       Marshaling; Payments Set Aside.

None of the Administrative Agent, any Issuing Bank or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Secured Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Secured Obligations, Secured Derivatives Obligations or Secured Cash Management Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.05       Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder or thereunder, shall be applied in the following order and priority:

(a)           amounts due to the Administrative Agent, the Issuing Banks and the Lenders in respect of expenses due under Section 12.02 until paid in full, and then Fees;

(b)           payments of interest on Swingline Loans;

(c)           payments of interest on all other Loans and Reimbursement Obligations to be applied for the ratable benefit of the Lenders and the Issuing Banks;

(d)           payments of principal of Swingline Loans;

(e)           payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities, payments of the Derivatives Termination Value in respect of any and all Secured Derivatives Contracts and payment obligations then due and owing under any Secured Cash Management Agreement, to be applied for the ratable benefit of the Lenders and the Issuing Banks, Derivatives Providers or Cash Management Banks, as the case may be, pro rata; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be Cash Collateralized by the Borrowers and paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account;

(f)            amounts due to the Administrative Agent and the Lenders pursuant to Section 12.10;

(g)           payments of all other Obligations and other amounts due under any of the Loan Documents, Secured Cash Management Agreements and Secured Derivatives Contracts, if any, to be applied for the ratable benefit of the Lenders, the applicable Derivatives Providers and the Cash Management Banks; and

(h)           any amount remaining after application as provided above, shall be paid to the Borrowers or whomever else may be legally entitled thereto.

Section 10.06       Letter of Credit Collateral Account.

(a)           As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrowers hereby pledge and grants to the Administrative

Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Issuing Banks as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)           Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account.

(c)           If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrowers and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)           [Reserved]

(e)           So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrowers, deliver to the Borrowers within five (5) Business Days after the Administrative Agent’s receipt of such request from the Borrowers, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time.  When all of the non-contingent Obligations shall have been paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrowers, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)            The Borrowers shall pay to the Administrative Agent from time to time such customary fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 10.07       [Reserved].

Section 10.08       Rights Cumulative.

The rights and remedies of the Administrative Agent, the Issuing Banks, the Lenders, the Cash Management Banks and the Derivatives Providers under this Agreement, each of the other Loan Documents, Secured Cash Management Agreements and Secured Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent and the other Secured Parties may be selective and no failure or delay by the Administrative Agent and the other Secured Parties in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI.     THE ADMINISTRATIVE AGENT

Section 11.01       Resignation, Appointment and Authorization.

(a)           Resignation of Resigning Agent.  Simultaneously with the effectiveness of this Agreement, Deutsche Bank Trust Company Americas (the “Resigning Agent”) hereby resigns as “Administrative Agent” and “Collateral Agent” under and as defined in the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement).  The Lenders hereby acknowledge the resignation of Deutsche Bank Trust Company Americas as the “Administrative Agent” and “Collateral Agent” under and as defined in the Existing Credit Agreement and the other Loan Documents and the appointment of the successor Administrative Agent pursuant to clause (b) below.

(b)           Appointment and Authorization of Successor Administrative Agent.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII that the Parent is not otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrowers, any other Loan Party or any other Affiliate of the Loan Parties, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.02       Wells Fargo as Lender.

Wells Fargo, as a Lender, Cash Management Bank or as a Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Secured Cash Management Agreement and any Secured Derivatives Contract, as the case may be, as any other Lender, Cash Management Bank or Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrowers, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to any Secured Party.  Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrowers for services in connection with this Agreement, any Secured Cash Management Agreement or any Secured Derivatives Contract, or otherwise without having to account for the same to the Issuing Banks, the other Lenders, any Cash Management Bank or any other Derivatives Providers.  The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrowers, other Loan Parties, other Subsidiaries and other Affiliates thereof (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.03       Collateral Matters; Discharge of Guarantors

(a)           Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b)           The Lenders hereby authorize and instruct the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Commitments and payment and satisfaction in full of all of the Obligations (other than (x) contingent indemnification obligations not yet due and payable and (y) obligations and liabilities under Letters of Credit that are Cash Collateralized (including by “grandfathering” in to future credit facilities)); (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide).  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)           Upon any sale and transfer of Collateral permitted pursuant to the terms of this Agreement, and upon at least three (3) Business Days’ prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized and instructed by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for its benefit and the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, such release shall not (i) entail any consequence other than the release of such Liens without recourse or warranty and (ii) in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrowers or any other Loan Party in respect of) all interests retained by the Borrowers or any other Loan Party, including the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)           The Administrative Agent shall have no obligation whatsoever to the Secured Parties or to any other Person to assure that the Collateral exists or is owned by the Borrowers, any other Loan Party or any other Subsidiary of a Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)           If any or all of the Equity Interests of any Guarantor hereunder shall be the subject of a Disposition, merger, consolidation, liquidation, winding up or dissolution permitted under Section 9.06, the obligations of such Guarantor hereunder shall automatically be discharged and released without any further action by the Administrative Agent, any Issuing Bank, any Lender or any other Person effective as of the time of such Disposition, merger consolidation, liquidation, winding up or dissolution.

(f)            By their acceptance of the benefits of the Security Documents, each Lender that is at any time itself a Cash Management Bank or a Derivatives Provider, or having an Affiliate that is a Cash Management Bank or a Derivatives Provider, hereby, for itself, and on behalf of any such Affiliate, in its capacity as a Cash Management Bank or Derivatives Provider, irrevocably appoints and authorizes the Administrative Agent as its collateral agent, to take such action as contractual representative on such Cash Management Bank’s and Derivatives Provider’s behalf and to exercise such powers under the Security Documents as are specifically delegated to the Administrative Agent by the terms of this Section 11.03 and any Security Document, together with such powers as are reasonably incidental thereto; provided, that, except with respect to the Collateral, this subsection (f) shall not affect any of the terms of a Secured Cash Management Agreement or Secured Derivatives Contract or restrict a Cash Management Bank or Derivatives Provider from taking any action permitted by a Secured Cash Management Agreement or Secured Derivatives Contract, as applicable.  For the avoidance of doubt, all references in this Section 11.03 to “Lender” or “Lenders” shall be deemed to include each Lender (and Affiliate thereof) in its capacity as a Cash Management Bank or Derivatives Provider.

Section 11.04       [Reserved].

Section 11.05       Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a reasonable description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrowers or the other Loan Parties in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Solely with respect to any request for consent or approval requiring only the consent of the Requisite Lenders pursuant to Section 12.07, unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication (which communication shall include a reasonably conspicuous notation regarding the deemed effectiveness thereof absent such lender’s consent), such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.06       Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrowers or other Loan Parties referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.07       Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by any Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrowers or other Persons, or to inspect the property, books or records of the Borrowers or any other Person; (c) shall be responsible to any Lender or the Issuing Banks for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Secured Parties in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic communication) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.08       Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) pro rata in accordance with such Lender’s respective Revolving Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrowers shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.09       Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Banks expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers, any other Loan Party or any other Subsidiary or Affiliate thereof, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender.  Each of the Lenders and the Issuing Banks acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrowers, the other Loan Parties, the other Subsidiaries and other Affiliates thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrowers, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrowers, any other Loan Party or any other Subsidiary thereof.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each of the Lenders and the Issuing Banks acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank.

Section 11.10       Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrowers and (b) to the extent that the Administrative Agent has become the subject to an Insolvency Event, be removed by the Borrowers, in each case, upon ten (10) days’ prior notice by the applicable party.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default under Section 10.01(a) or, with respect to the Borrowers only, Section 10.01(e) or (f) exists, be subject to the Partnership’s reasonable approval, which approval shall not be unreasonably withheld.  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, or removal by the Borrowers, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee with total capital and surplus in an amount equal to at least $1,000,000,000 and provided no Event of Default under Section 10.01(a) or, with respect to the Borrowers only, Section 10.01(e) or (f) exists, be subject to the Partnership’s reasonable approval, which approval shall not be unreasonably withheld.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current

Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  From and after the date of the current Administrative Agent’s resignation or removal, such Administrative Agent’s obligation to issue Letters of Credit shall cease.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of this Agreement as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.11       Titled Agents.

Each of the Co-Syndication Agents and Co-Documentation Agents (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, any Issuing Bank, the Borrowers or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.12       Secured Derivatives Contracts and Secured Cash Management Agreements.

No Cash Management Bank or Derivatives Providers that obtains the benefits of Section 10.05 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Derivatives Contracts unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Derivatives Provider, as the case may be.

ARTICLE XII.    MISCELLANEOUS

Section 12.01       Notices.

Unless otherwise provided herein (including as provided in Section 8.05), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered to (a) the Loan Parties, the Administrative Agent, the Issuing Banks or the Swingline Lender at such Person’s address as set forth on Schedule 12.01 and (b) any other Lender at such Lender’s address as set forth in the applicable Administrative Questionnaire, or, as to each party, such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrowers.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrowers or the Administrative Agent, the Issuing Banks and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.05 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II shall be effective only when actually received.  None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.02       Expenses.

The Borrowers agree, within thirty (30) days of written demand therefor, together with documentation  supporting such reimbursement request, to pay or reimburse (a) the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, delivery and administration of, and any amendment, waiver, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the actual reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and (b) the Administrative Agent, the Issuing Banks and the Lenders for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of the Loan Documents or the Loans made or Letters of Credit issued hereunder, including any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any Insolvency Event, including the reasonable fees and disbursements of legal counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents; provided that in the case of clauses (a) and (b) any such legal fees and expenses shall be limited to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, the Issuing Banks and the Lenders, taken as a whole (and if necessary, one local counsel in any relevant material jurisdiction to such Persons, taken as a whole).

Section 12.03       [Reserved].

Section 12.04       Setoff.

Subject to Section 3.03 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrowers hereby authorize the Administrative Agent, each Issuing Bank and each Lender, at any time or from time to time while an Event of Default exists, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank or a Lender, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank or such Lender to or for the credit or the account of the Borrowers against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.02, and although such Obligations shall be contingent or unmatured.  Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.09 and, pending such payment, shall be segregated by such Defaulting Lender from its funds and deemed to be held in trust for the Administrative Agent and the other Secured Parties.

Section 12.05         Litigation; Jurisdiction; Other Matters; Waivers.

(a)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH OF THE BORROWERS, EACH OTHER LOAN PARTY AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO  OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING OR IN RESPECT OF ANY COLLATERAL SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT

BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE BORROWERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN BY UNITED STATES POSTAL SERVICE, CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

(d)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.06       Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder other than in accordance with Section 9.06 hereof without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) below, (ii) by way of participation in accordance with the provisions of subsection (d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) below (and, subject to the last sentence of subsection (b) below, any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of an  assigning Lender’s Revolving Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in the immediately preceding subsection (A), the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Revolving Commitment, unless each of the Administrative Agent and the Borrowers otherwise consent (each such consent not to be unreasonably withheld); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Commitment or Revolving Loans, then such assigning Lender shall assign the entire amount of its Revolving Commitment and the Loans at the time owing to it.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.

(iii)          Required Consents.  No consent shall be required for any assignment, except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)          the consent of the Partnership (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default set forth in  Section 10.01(a) or, with respect to the Borrowers only, Section  10.01(e) or 10.01(f) shall exist at the time of such assignment or (y) such assignment is to a Lender; provided that consent of the Partnership shall be required at all times for an assignment to a Disqualified Institution;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld) shall be required if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; and

(C)           the consent of the Swingline Lender, and any Issuing Bank that is the issuer of Letters of Credit having an aggregate Stated Amount in excess of $5,000,000 shall be required for any assignment in respect of a Revolving Commitment.

(iv)          Assignment and Acceptance; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that (A) no such processing and recordation fee shall be payable in the case of an assignment to an assignee that is a Lender or an Affiliate of a Lender prior to the consummation of such assignment and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate; provided, further, that such transferor Lender shall have returned to the Borrowers any Notes that are being reissued in favor of the assignee, to the extent applicable, in accordance with Section 2.10(c).

(v)           No Assignment to the Borrowers or Affiliates of the Borrowers.  No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)         No Assignment to Disqualified Institutions.  Unless otherwise consented to by the Partnership pursuant to Section 12.06(b)(iii)(A), no assignment shall be made to a Disqualified Institution.

(viii)        No Assignment to Defaulting Lenders.  No assignment shall be made to a Defaulting Lender or any of its Subsidiaries or to any Person who, upon becoming a Lender, would constitute any of the foregoing.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) below, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.04, 12.02 and 12.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or a release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be null and void and the Borrowers may exercise any and all rights and remedies in respect thereof including specific performance.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender (with respect to any entry relating to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Disqualified Institution or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such

Lender will not, without the consent of the Participant, agree to any amendment, waiver or consent of this Agreement set forth in Sections 12.07(b) (to the extent affecting its interest) or (c).  Subject to subsection (e) below, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.10, 4.01 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  Each Lender that sells a participation pursuant to this Section 12.06(d) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to Borrowers, Administrative Agent or any other Person (including the identity of any Participant or any information relating to a participant’s interest in the Revolving Commitments, Loans, Letters of Credit or other Obligations) except to the extent necessary to establish that such Revolving Commitments, Loans, Letters of Credit or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and/or to establish that any such Participant is not a Disqualified Institution.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation for all purposes under this Agreement, notwithstanding any notice to the contrary.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.10 and 4.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent and express agreement that Section 3.10 and 4.01 shall entitle such Participant to a greater payment.  A Participant shall not be entitled to the benefits of Section 3.10 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and the Administrative Agent, to comply with Section 3.10(f) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; provided, further that no such pledge or assignment may be made to secure obligations of such Lender to a Disqualified Institution.

(g)           No Registration.  Each Lender agrees that, without the prior written consent of the Borrowers and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States or of any other jurisdiction.

Section 12.07         Amendments and Waivers.

(a)           Generally.  Subject to Section 2.15, Section 2.17 and subsections (b), (c), (e) and (f) below, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrowers, any other Loan Party or any other Subsidiary thereof of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)           Consent of Lenders Directly Affected.  In addition to the requirements of subsection (a) above, but subject to subsections (c), (e) and (f) below, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i)            increase the Revolving Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.06 and any increases contemplated under Section 2.15); provided that no amendment or waiver of any covenant, condition precedent, Default or Event of Default, or mandatory prepayment or commitment reduction obligation hereunder shall constitute an increase in any Revolving Commitment of any Lender;

(ii)           reduce the principal of, or interest that has accrued or the rates of interest (other than any waiver of the Post-Default Rate) that will be charged on the outstanding principal amount of, any Loans, or reduce the amount of any Fees payable to the Lenders hereunder; provided that no amendment of any definition of any ratio used in the calculation of such rates of interest or Fees shall constitute a reduction in the such rate of interest or Fees; and

(iii)          extend the “Revolving Termination Date”; provided that no amendment or waiver of any covenant, condition precedent, Default or Event of Default, or mandatory prepayment or commitment reduction obligation hereunder shall constitute an extension of the Revolving Termination Date.

(c)           Consent of All Lenders.  In addition to the requirements of subsection (a) above, but subject to subsections (e) and (f) below, no amendment, waiver or consent shall, unless in writing, and signed by each Lender (or the Administrative Agent at the written direction of such Lenders), do any of the following

(i)            modify the definition of “Revolving Commitment Percentage” or amend or otherwise modify the provisions of Section 3.02; provided, that with the consent solely of the Requisite Lenders, (x) additional extensions of credit pursuant hereto (which may or may not be new money tranches) may be included in the determination of “Revolving Commitment Percentage” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date or (y) such terms and any provisions in any Loan Document requiring pro rata payments, distributions or commitment reductions may be amended on customary terms in connection with (1) such additional extension of credit referred to in clause (x) or (2) “amend and extend” transactions;

(ii)           amend this Section 12.07;

(iii)          reduce the voting percentages set forth in the definition of the term “Requisite Lenders”; provided, that with the consent solely of the Requisite Lenders, (x) additional extensions of credit pursuant hereto (which may or may not be new money tranches) may be included in the determination of “Requisite Lenders” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date or (y) such terms and any provisions in any Loan Document requiring pro rata payments, distributions or commitment reductions may be amended on customary terms in connection with (1) such additional extension of credit referred to in clause (x) or (2) “amend and extend” transactions;

(iv)          release all or substantially all of the value of the Guaranty, except as contemplated by Section 11.03(e); and

(v)           release or dispose of all or substantially all of the Collateral unless released or disposed of as permitted by, and in accordance with, Section 11.03.

(d)           Amendment of the Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.03 or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall require the written consent of the Swingline Lender.  Any amendment, waiver or consent relating to Section 2.02 or the obligations of the Issuing Banks under this Agreement or any other Loan Document shall require the written consent of the Issuing Banks.  Any amendment, waiver or consent with respect to any Loan Document that alters the ratable treatment of Obligations arising under the Loan Documents, Secured Obligations arising under Secured Hedge Agreements and Secured Obligations arising Cash Management Agreements in each case in a manner materially adverse to any Cash Management Bank or Derivatives Provider with Secured Obligations then outstanding shall require the written consent of any such Person.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

(e)           Notwithstanding anything to the contrary contained in this Section 12.07 or any Loan Document, (a) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Partnership and the Administrative Agent to effect the provisions of Section 2.15 and Section 2.17 (including any definitions relating to or necessary to effectuate the foregoing), (b) if the Administrative Agent and the Partnership have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted (and the Administrative Agent is hereby expressly authorized on behalf of the Lenders) to amend such provision; and (c) guarantees and collateral security documents and related documents executed by the Loan Parties in connection with this Agreement may be amended, restated, amended and restated, supplemented or waived without the consent of any Lender if such amendment, restatement, amendment and restatement, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(f)            In addition, notwithstanding the foregoing, in addition to any credit extensions effected pursuant to Section 2.15 and any transaction permitted by Section 2.17, this Agreement (including this Section 12.07, Section 3.02 and 3.03) may be amended (or amended and restated) with the written consent of the Requisite Lenders, the Administrative Agent and the Borrowers solely to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and Fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents on a pari passu or subordinated basis with the Revolving Commitments and the accrued interest and Fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in the definition of “Revolving Commitments” and any determination of the Requisite Lender and other definitions relating to such new credit facilities.

Section 12.08         Nonliability of the Administrative Agent and Lenders.

The relationship between the Borrowers, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrowers and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrowers, any Subsidiary or any other Loan Party.  None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.

Section 12.09         Confidentiality.

The Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below); provided, that nothing herein shall prevent any such Person from disclosing such Information: (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the applicable Lender shall be responsible for such compliance) on substantially the terms set forth in this Section or as is otherwise reasonably acceptable to the Borrowers and the Arranger; (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed Eligible Assignee or Participant in connection with a potential transfer of any Commitment or participation therein as permitted hereunder; provided that the disclosure of any such information to any such Lenders or prospective Lenders or Participants or prospective Participants referred to herein shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or Participant or prospective Participant that such information is being disseminated on a confidential basis, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations or (iii) any actual or prospective credit insurance provider relating to the Borrowers and their obligations (in each case of clause (i), (ii) and (iii), other than to a Disqualified Institution); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal, judicial or administrative proceedings, or as otherwise required by Applicable Law (in which case, such Person shall, to the extent permitted by law, inform the Borrowers promptly in advance thereof); (d) in connection with any action or proceeding to enforce the terms of this Agreement or any other Loan Document; (e) to the extent such Information (i) is or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis after due inquiry from a source other than the Borrowers or any Affiliate of any such Borrower; (f) to bank trade publications, such information to consist solely of the structure and amount of the facilities provided hereunder, role of the agents and arrangers and other information customarily found in such publications; (g) to any other party hereto; (h) in the case of the Administrative Agent, on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, and (i) with the consent of the Borrowers.  Notwithstanding the foregoing, the Administrative Agent, each Issuing Bank and each Lender may disclose any such confidential information, without notice to the Borrowers or any other Loan Party, to Governmental Authorities or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) in connection with any regulatory examination of the Administrative Agent, such Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, such Issuing Bank or such Lender.  As used in this Section, the term “Information” means all information received from the Borrowers, any other Loan Party, any other Subsidiary or Affiliate thereof or on their behalf (including information received pursuant to inspections pursuant to Section 7.06) relating to any Loan Party, any Subsidiary or Affiliate thereof or any of their respective businesses in contemplation of, in connection with or pursuant to the Loan Documents and the credit facilities contemplated hereunder.

Section 12.10         Indemnification.

(a)           The Borrowers shall and hereby agree to indemnify and hold harmless the Administrative Agent, the Lenders and the Issuing Banks and each of their respective Affiliates, directors, officers, employees, representatives, advisors and agents and sub-agents, trustees, administrators and other Persons acting in similar capacities, and each of their respective permitted successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature (including legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Agreement, the transactions contemplated or any directly related transaction or (ii) the use or the contemplated use of the proceeds of the Loans and Letters of Credit, and will reimburse each Indemnified Party for all out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) within thirty (30) days following the written demand (together with invoices or other customary backup documentation supporting such reimbursement request) as they are incurred in connection with any of the foregoing; provided that in all cases legal fees and expenses shall be limited to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent, the Lenders and the Issuing Banks, taken as a whole, and, solely in the case of an actual conflict of interest, one additional counsel to all such affected Indemnified Parties taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to such Indemnified Parties, taken as a whole); provided, further, that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (x) such Indemnified Party’s gross negligence, bad faith, willful misconduct or material breach of this Agreement or any other Loan Document to which it is a party, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction and (y) or any dispute solely among the Indemnified Parties (other than any claims against an Indemnified Party in its capacity as Administrative Agent) and not arising out of any act or omission of you, any Loan Party or any of your or their respective subsidiaries.  In the case of any investigation, litigation or proceeding to which the indemnity hereunder applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party or any of their respective equityholders, Affiliates or creditors, or an Indemnified Party, whether or not such Indemnified Party is a party thereto and whether or not any Loans or other extensions of credit hereunder are made.  The indemnification set forth in this Section 12.10 shall apply to any investigation, litigation or proceeding arising during the pendency of any bankruptcy proceeding filed by or against any Loan Party.  The Borrowers shall not, without the prior written consent of each Indemnified Party affected thereby (which consent will not be unreasonably withheld), settle any pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.  Notwithstanding the foregoing, each Indemnified Party shall be obligated to refund or return any and all amounts paid by you under this paragraph to such Indemnified Party for any such fees, expenses or damages to the extent such Indemnified Party is not entitled to payment of such amounts in accordance with the terms hereof as determined by final non-appealable judgment of a court of competent jurisdiction.

(b)           The Borrowers’ obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

(c)           To the extent permitted by Applicable Law, no party hereto shall have, and each party hereto hereby waives and agrees it shall not assert, any claim against any other party hereto and their respective Affiliates, directors, officers, employees, representatives advisors, trustees, administrators and other Persons acting in similar capacities, agents and sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, except, in the case of the Loan Parties, to the extent otherwise subject to indemnification pursuant to this Section 12.10.

References in this Section 12.10 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Cash Management Banks and Derivatives Providers.  Notwithstanding anything herein to the contrary, indemnified costs which are specifically covered by Section 3.10 or Section 4.01 shall be governed thereby.

Section 12.11         Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Revolving Commitments have been terminated, (b) all Letters of Credit have been (i) terminated or expired or been canceled, (ii) Cash Collateralized or (iii) backstopped in a manner reasonably acceptable to the applicable Issuing Bank, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Banks are no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Banks and the Lenders are entitled under the provisions of Sections 3.10, 4.01, 4.04, 11.08, 12.02 and 12.10 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.05, shall continue in full force and effect (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12         Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13         GOVERNING LAW.

This Agreement and the other Loan Documents, and any claim, controversy, dispute or cause of action arising under or related thereto, and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-

1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

Section 12.14         Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.15         Obligations with Respect to Loan Parties.

The obligations of the Borrowers to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrowers may have that the Borrowers does not control such Loan Parties.

Section 12.16         Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17         [Reserved].

Section 12.18         Entire Agreement.

This Agreement, the Notes and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

Section 12.19         [Reserved].

Section 12.20         Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21         Acting in Concert

Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.02 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (w) to the extent that any Lender shall not accept any Extension Offer and all or any portion of the outstanding Loans of such Lender shall not have been be repaid, defeased or satisfied and discharged as of the Revolving Termination Date applicable thereto, or all or any portion of accrued interest, Fees and premiums (if any) in connection therewith shall not have been paid as of the Revolving Termination Date applicable thereto, such Lender from exercising its rights and remedies as an unsecured creditor against the Borrowers and the other Loan Parties in respect of such unpaid amounts in accordance with Applicable Law, (x) the Administrative Agent from exercising on its behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (y) the Administrative Agent, each Issuing Bank or any Lender from exercising set-off rights solely in accordance with Section 12.04 (subject to the terms of Section 3.02) or (z) any Lender from filing proofs of claim or appealing and filing pleadings on its own behalf during the pendency of a proceeding relating to any Loan Party under any Debtor Relief Law; provided, further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (1) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article X, and (2) in addition to the provisions set forth in clauses (w), (x), (y) and (z) of the proceeding proviso and subject to Section 3.02, any Lender may, with the consent of the Requisite Lenders, enforce any rights and duties as authorized by the Requisite Lenders, (ii) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Guaranty and the other Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof.

Section 12.22         Amendment and Restatement

(a)           It is the express intent of the parties hereto that this Agreement is entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Existing Credit Agreement and is in no way intended to constitute a novation of any of the Borrowers’ indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents.  All “Loans” made and “Secured Obligations” incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement.  Without limiting the foregoing, upon the effectiveness hereof:  (i) all “Letters of Credit” issued (or deemed issued) under the Existing Credit Agreement which remain outstanding on the Closing Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (ii) all “Secured Obligations” (as defined in the Existing Credit Agreement) owing to any “Lender Counterparty” under any “Secured Hedge Agreement” in connection with the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Secured Obligations under this Agreement and the other Loan Documents and (iii) the “Revolving Loans” under and as defined under the Existing Credit Agreement of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder.

(b)           Upon the effectiveness of this Agreement, on and after the date hereof, each reference in any other Loan Document to the Existing Credit Agreement (including any reference therein to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring thereto) shall mean and be a reference to this Agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWERS:	GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGPLP L.L.C.

	By:	GGP Limited Partnership, its managing member

	By:	GGP, Inc., its general partner

	By:	/s/ Michael B. Berman
	Name:		Michael B. Berman
	Title:		Chief Financial Officer and Executive Vice President

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

	By:	/s/ Michael B. Berman
	Name:	Michael B. Berman
	Title:	Chief Financial Officer and Executive Vice President

OTHER LOAN PARTIES:	GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGP LIMITED PARTNERSHIP II

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGP, INC.

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGP REAL ESTATE HOLDING I, INC.

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGP REAL ESTATE HOLDING II, INC.

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

GGPLP REAL ESTATE, INC.

	By:	/s/ Michael B. Berman
		Name:	Michael B. Berman
		Title:	Chief Financial Officer and Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, an Issuing Bank and as a Lender

By:	/s/ Winita Lau
	Name:	Winita Lau
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender and as the Resigning Agent

By:	/s/ George R. Reynolds
	Name:	George R. Reynolds
	Title:	Director

By:	/s/ James Rollison
	Name:	James Rollison
	Title:	Managing Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Brendan M. Poe
	Name:	Brendan M. Poe
	Title:	Executive Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael W. Edwards
	Name:	Michael W. Edwards
	Title:	Senior Vice President

Signature Page to

Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Director

By:	/s/ Tyler R. Smith
	Name:	Tyler R. Smith
	Title:	Associate

Signature Page to

Second Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Signature Page to

Second Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Signature Page to

Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dennis Redpath
	Name:	Dennis Redpath
	Title:	Senior Vice President

Signature Page to

Second Amended and Restated Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

Signature Page to

Second Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

RBS CITIZENS, N.A., as a Lender

By:	/s/ Maureen M. Slentz
	Name:	Maureen M. Slentz
	Title:	Senior Vice President

Signature Page to

Second Amended and Restated Credit Agreement

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ David Perlman
	Name:	David Perlman
	Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joel Dalson
	Name:	Joel Dalson
	Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

Accepted to and Agreed:

The undersigned is executing this signature page solely as a Departing Lender in its acceptance of the termination of its commitments and obligations under the Existing Credit Agreement and not as a Lender party hereto.  The undersigned hereby acknowledges that the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement to which this signature page is attached and the undersigned shall not constitute a party thereto other than for purposes of effectuating the amendment and restatement of the Existing Credit Agreement.

MIHI LLC, as a Departing Lender

By:	/s/ Kevin Smith
	Name:	Kevin Smith
	Title:	Authorized Signatory

By:	/s/ Andrew Underwood
	Name:	Andrew Underwood
	Title:	Authorized Signatory

Signature Page to

Second Amended and Restated Credit Agreement

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of               , 20     (the “Agreement”), by and among                                                    (the “Assignor”),                                                    (the “Assignee”), GGP LIMITED PARTNERSHIP (the “Partnership”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Second Amended and Restated Credit Agreement dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein by not otherwise defined herein shall have the meanings set forth in the Credit Agreement), by and among the Partnership, GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”), the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Revolving Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the [Partnership,](1) [the Administrative Agent,](2) [the Swingline Lender,](3) [the Issuing Bank](4) and [consent[s]] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Assignment.

(a)           Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of                         , 20     (the “Trade Date”), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $                     interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Revolving Commitment, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note, and the other Loan Documents representing             % in respect of the aggregate amount of all Lenders’ Revolving Commitments, including without limitation, a principal amount of outstanding Revolving Loans equal to $                  , all voting rights of the Assignor associated with the Assigned Commitment all rights to

(1)  Include Partnership consent to the extent required under the Credit Agreement.

(2)  Include Administrative Agent consent to the extent required under the Credit Agreement.

(3)  Include Swingline Lender consent to the extent required under the Credit Agreement.

(4)  Include Issuing Bank consent to the extent required under the Credit Agreement.

receive interest on such amount of Loans and all Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the amount of the Assigned Commitment.  The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrowers with respect to the Assigned Commitment and the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”).  The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b)           The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor.  The Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrowers, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrowers, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrowers or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document.  Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement.  The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation.  The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrowers, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement.  The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2.  Payment by Assignee.  In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $                   representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.

Section 3.  Payments by Assignor.  The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee (if any) payable under Section 12.06(b)(iv) of the Credit Agreement.

Section 4.  Representations and Warranties of Assignor.  The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Revolving Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $                         and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $                        ; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5.  Representations, Warranties and Agreements of Assignee.  The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrowers) such items required under Section 3.10 of the Credit Agreement.

Section 6.  Recording and Acknowledgment by the Administrative Agent.  Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note, if any.  Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7.  Addresses.  The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:

Telephone No.:

Telecopy No.:

Section 8.  Payment Instructions.  All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9.  Effectiveness of Assignment.  This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrowers, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3 hereof.  Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10.  Governing Law.  This Agreement and any claim, controversy, dispute or cause of action arising under or related thereto, and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

Section 11.  Counterparts.  This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12.  Headings.  Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13.  Amendments; Waivers.  This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14.  Entire Agreement.  This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Include this Section only if the Partnership’s consent is required under Section 12.06 (c) of the Credit Agreement] Section 17.  Agreements of the Partnership.  The Partnership hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment.  The Partnership agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the Fees payable to the Lenders as provided in the Credit Agreement.  Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrowers in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents.  The Partnership further agrees, upon the request of the Assignee following the execution and delivery of this Agreement, it will deliver a Revolving Note executed by the Borrowers in favor of the Assignee in an initial amount equal to the Assigned Commitment, so long as the Assignor has returned to the Borrowers any Notes that are being reissued in favor of the Assignee, to the extent applicable, in accordance with Section 2.10(c) of the Credit Agreement.  Further, the Partnership agrees that, upon the execution and delivery of this Agreement, the Borrowers shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

[Agreed and consented to as of the date first written above.

PARTNERSHIP:

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:](5)

Accepted [and consented](6) as of the date first written above.

ADMINISTRATIVE AGENT [AND SWINGLINE LENDER](7):

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[ISSUING BANK(S):

[ ], as an Issuing Bank

By:
Name:
	Title:	](8)

(5)  Include signature of the Partnership only if required under Section 12.06(b) of the Credit Agreement.

(6)  Include consent of the Administrative Agent only if required under Section 12.06(b) of the Credit Agreement.

(7)  Include consent of the Swingline Lender only if required under Section 12.06(b) of the Credit Agreement.

(8)  Include consent of the Issuing Bank only if required under Section 12.06(b) of the Credit Agreement.

EXHIBIT B

FORM OF GUARANTY

(Attached.)

B-1

EXECUTION COPY

GUARANTY

THIS GUARANTY (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of April 30, 2012, by and among General Growth Properties, Inc., a Delaware corporation, GGP Limited Partnership II, a Delaware limited partnership, GGP, Inc., a Delaware corporation, GGP Real Estate Holding I, Inc., a Delaware corporation, GGP Real Estate Holding II, Inc., a Delaware corporation and GGPLP Real Estate, Inc., a Delaware corporation (each an “Initial Guarantor”) and those additional Subsidiaries of the Parent which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached hereto as Annex I (such additional Subsidiaries, together with the Initial Guarantors, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement described below.  Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”), the other Loan Parties party thereto from time to time, the financial institutions party thereto form time to time (collectively, the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement of even date herewith (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers; and

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Initial Guarantors execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement or the other Loan Documents;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Reserved.

SECTION 2.           The Guaranty.  Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations (all of the foregoing being referred to collectively as the “Guaranteed Obligations”).  Upon the failure by the Borrowers to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on written demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be.  Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 3.           Contribution by Guarantors. All Guarantors desire to allocate among themselves (each a “Contributing Guarantor” and, collectively, the “Contributing Guarantors”), in a fair and equitable manner, their Guaranteed Obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments (as defined below) exceeds its Fair Share (as defined below) as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  For purposes of the foregoing, (i) “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (1) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (2) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations, (ii) “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the Guaranteed Obligations of such Contributing Guarantor under this Guaranty that would not render its Guaranteed Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under any Fraudulent Transfer Laws; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 3, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor and (iii) “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 3), minus (b) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 3. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their Guaranteed Obligations as set forth in this Section 3 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 3.

SECTION 4.           Guaranty Unconditional.  The obligations of each of the Guarantors hereunder shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)            any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

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(ii)           any modification or amendment of or supplement to the Credit Agreement, any Secured Derivatives Contracts, Secured Cash Management Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)          any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)          any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Parent or any of its Subsidiaries and the corresponding restructuring of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

(v)           the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrowers, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions (except after payment in full of the Guaranteed Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to any Loan Party), provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)          the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrowers or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Secured Derivatives Contract, any Cash Management Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrowers or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(vii)         the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii)        the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(ix)           any borrowing or grant of a security interest by the Borrowers, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(x)            the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

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(xi)           the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii)          any other act or omission to act or delay of any kind by the Borrowers, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

SECTION 5.           Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied in full and the Revolving Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or, in the case of all Letters of Credit, are Cash Collateralized pursuant to the terms of the Credit Agreement, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate.  If at any time any payment of the principal of or interest on any Loan, Secured Obligation or any other amount payable by the Borrowers or any other party under the Credit Agreement, any Secured Derivatives Contract, Secured Cash Management Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time; provided, that interest or fees on any such reinstated Guaranteed Obligations shall not be payable for the period during which the Secured Parties were paid such funds until the date such funds were disgorged by such Secured Parties.

SECTION 6.           General Waivers; Additional Waivers.

(a)           General Waivers.  Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by Applicable Law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b)           Additional Waivers.  Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by Applicable Law:

(i)            any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)           (1) notice of acceptance hereof; (2) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

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(iii)          its right, if any, to require the Administrative Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Secured Parties has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)          (a) any rights to assert against the Administrative Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Secured Parties (except after payment in full of the Guaranteed Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to any Loan Party); (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of:  (1) the impairment or suspension of the Administrative Agent’s and the other Secured Parties’ rights or remedies against the other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the other Secured Parties of the Guaranteed Obligations; (3) any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Secured Parties by operation of law as a result of the Administrative Agent’s and the other Secured Parties’ intervention or omission; or (4) the acceptance by the Administrative Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v)           any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Secured Parties; or (b) any election by the Administrative Agent and the other Secured Parties under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 7.           Subordination of Subrogation; Subordination of Indebtedness.

(a)           Subordination of Subrogation.  Until the Guaranteed Obligations have been satisfied in full and the Revolving Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or, in the case of all Letters of Credit, are Cash Collateralized pursuant to the terms of the Credit Agreement, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which any of the Secured Parties now have or may hereafter have against the Borrowers, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Secured Parties.  Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until

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the Guaranteed Obligations are indefeasibly paid in full in cash and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash.  Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(b)           Subordination of Indebtedness.  Each Guarantor agrees that any and all Indebtedness of the Borrowers or any other Guarantors permitted under Section 9.11 of the Credit Agreement which is now or hereafter held by any Guarantor (each an “Obligor”) shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to such Indebtedness.  Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Secured Cash Management Agreement and any Secured Derivatives Contract have been terminated.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to an Insolvency Event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to such Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrowers and the Secured Parties, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in substantially the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Secured Parties.  If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Guarantor agrees that until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrowers and the Secured Parties have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 8.           Limitation of Guaranty.  Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or any Fraudulent Transfer Law.  In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

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SECTION 9.           Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Borrowers under the Credit Agreement, any counterparty to any Secured Derivatives Contracts, Secured Cash Management Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Secured Derivatives Contract, any Secured Cash Management Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 10.         Notices.  All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 12.01 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Guarantor, at its address set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 12.01 of the Credit Agreement.

SECTION 11.         No Waivers.  No failure or delay by the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, any Secured Derivatives Contracts, any Secured Cash Management Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.         Successors and Assigns.  This Guaranty is for the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder, except, as permitted under Section 9.06 of the Credit Agreement or otherwise with the consent of the Administrative Agent, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Secured Derivatives Contracts, any Secured Cash Management Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

SECTION 13.         Modification.  Subject to Section 12.07 of the Credit Agreement, this Guaranty may be modified only by, and none of the terms hereof may be waived without a written instrument executed by each Guarantor and the Administrative Agent.

SECTION 14.         Governing Law; Jurisdiction.

(a)           THIS GUARANTY AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION ARISING UNDER OR RELATED THERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

(b)           EACH GUARANTOR AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS

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GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE GUARANTORS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(c)           THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(d)           EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE GUARANTOR AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN BY UNITED STATES POSTAL SERVICE, CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

SECTION 15.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

SECTION 16.         Reserved.

SECTION 17.         Expenses of Enforcement, Etc.  The Guarantors agree to reimburse the Administrative Agent or any other Secured Party for any reasonable costs and out-of-pocket expenses (including actual reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent or such other Secured Party) paid or incurred by the Administrative Agent or such Secured Party in connection with the collection and enforcement and in accordance with the Credit Agreement, of amounts due under the Loan Documents; provided, that any such legal fees and expenses shall be limited to one counsel for the Administrative Agent and the Secured Parties, taken as a whole.

8

SECTION 18.         Setoff.  Subject to the last sentence of this Section, at any time and from time to time while an Event of Default exists under the Credit Agreement, each Secured Party may, without notice to any Guarantor or to any other Person, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Secured Party to or for the credit or the account of the Guarantors against and on account of any of the Guarantied Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.02 of the Credit Agreement, and although such Obligations shall be contingent or unmatured.  Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.09 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its funds and deemed to be held in trust for the Administrative Agent and the other Secured Parties.

SECTION 19.         Financial Information.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Secured Parties shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 20.         Severability.  If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the this Guaranty, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of this Guaranty.

SECTION 21.         Merger.  This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Guarantor and any Secured Party.

SECTION 22.         Headings.  Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 23.         Termination of Guarantors.  The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 12.11 of the Credit Agreement.

[SIGNATURE PAGES TO FOLLOW]

9

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

GENERAL GROWTH PROPERTIES, INC.

By:
Name:
Title:

GGP LIMITED PARTNERSHIP II

By:
Name:
Title:

GGP, INC.

By:
Name:
Title:

GGPLP REAL ESTATE, INC.

By:
Name:
Title:

GGP REAL ESTATE HOLDING I, INC.

By:
Name:
Title:

Signature Page to Guaranty

GGP REAL ESTATE HOLDING II, INC.

By:
Name:
Title:

Signature Page to Guaranty

Acknowledged and Agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Signature Page to Guaranty

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 30, 2012, made by and among General Growth Properties, Inc., a Delaware corporation (the “Parent”), GGP Limited Partnership II, a Delaware limited partnership, GGP, Inc., a Delaware corporation, GGP Real Estate Holding I, Inc., a Delaware corporation, GGP Real Estate Holding II, Inc., a Delaware corporation and GGPLP Real Estate, Inc., a Delaware corporation (each an “Initial Guarantor”, and together with any additional Subsidiaries of the Parent which become parties to the Guaranty by executing Guaranty Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, under the Credit Agreement.  Each capitalized term used herein and not defined herein shall have the meaning given to it (or incorporated by reference) in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [                                ] organized under the laws of the state of [              ] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.  By its execution below, the undersigned (a) represents and warrants as to itself that all of the representations and warranties applicable to such New Guarantor contained in Section 6.01 of the Credit Agreement are true and correct in all respects as of the date hereof and (b) agrees to fully comply with those covenants set forth in the Credit Agreement which are applicable to it as a “Loan Party” thereunder.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this                      day of                   , 20      .

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

                        , 20

Wells Fargo Bank, National Association

Commercial Real Estate Loan Services

608 2nd Avenue South, 11th Floor

Minneapolis, MN 55402

MAC N9303-110

Attention:  Teresa Mager

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as “Borrower” or “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.01(b) of the Credit Agreement, the Borrowers hereby request that the Lenders make Revolving Loans to the Borrowers in an aggregate amount equal to $                                      .

2.                                       The Borrowers request that such Revolving Loans be made available to the Borrowers on                         , 20    .

3.                                       The Borrowers hereby request that such Revolving Loans be of the following Type:

[Check one box only]

☐           Base Rate Loan

☐           LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐           one month

☐           two months

☐           three months

☐           six months

☐           nine months

☐           other:

Each Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

(a)          no Default or Event of Default shall exist as of the date of the making of such Revolving Loan or would exist immediately after giving effect thereto; and

(b)         the representations and warranties made or deemed made by the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Revolving Loan with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

[Remainder of page left intentionally blank]

If notice of the requested borrowing of this Revolving Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.01(b) of the Credit Agreement.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                        , 20

Wells Fargo Bank, National Association

Commercial Real Estate Loan Services

608 2nd Avenue South, 11th Floor

Minneapolis, MN 55402

MAC N9303-110

Attention:  Teresa Mager

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as “Borrower” or “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.08. of the Credit Agreement, the Borrowers hereby request a Continuation of LIBOR Loans under the Credit Agreement, and in connection therewith set forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.                                       The requested date of such Continuation is                         , 20    .

2.                                       The aggregate principal amount of the LIBOR Loans subject to the requested Continuation is $                                                .

3.                                       The current Interest Period of the LIBOR Loans subject to such Continuation ends on                                 , 20    .

4.                                       The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐                        one month

☐                        two months

☐                        three months

☐                        six months

☐                        nine months

Each Borrower hereby certifies to the Administrative Agent and the Lenders that as of the proposed date of the requested Continuation and after giving effect to such Continuation, no Event of Default exists will result therefrom.

[Remainder of page left intentionally blank]

If notice of Continuation was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.08 of the Credit Agreement.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                        , 20

Wells Fargo Bank, National Association

Commercial Real Estate Loan Services

608 2nd Avenue South, 11th Floor

Minneapolis, MN 55402

MAC N9303-110

Attention:  Teresa Mager

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as “Borrower” or “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.09 of the Credit Agreement, the Borrowers hereby request a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in connection therewith set forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.                                       The requested date of such Conversion is                             , 20    .

2.                                       The Type of Loans to be Converted pursuant hereto is currently:

[Check one box only]

☐                              Base Rate Loan

☐                              LIBOR Loan

3.                                       The aggregate principal amount of the Loans subject to the requested Conversion is $                                          .

4.                                       The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐                        Base Rate Loan

☐                        LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐                        one month

☐                        two months

☐                        three months

☐                        six months

☐                        nine months

☐                        other:

Each Borrower hereby certifies to the Administrative Agent and the Lenders that as of the proposed date of the requested Conversion and after giving effect to such Conversion, no Event of Default exists or will result therefrom.

[Remainder of page left intentionally blank]

If notice of the Conversion was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.09 of the Credit Agreement.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

EXHIBIT F

FORM OF NOTICE OF SWINGLINE BORROWING

                        , 20

Wells Fargo Bank, National Association

Commercial Real Estate Loan Services

608 2nd Avenue South, 11th Floor

Minneapolis, MN 55402

MAC N9303-110

Attention:  Teresa Mager

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as “Borrower” or “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.03(b) of the Credit Agreement, the Borrowers hereby request that the Swingline Lender make a Swingline Loan to the Borrowers in an amount equal to $                                      .

2.                                       The Borrowers request that such Swingline Loan be made available to the Borrowers on                         , 20      .

Each Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders as follows:

(a)          no Default or Event of Default shall exist as of the date of the making of such Swingline Loan or would exist immediately after giving effect thereto; and

(b)         the representations and warranties made or deemed made by the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Swingline Loan with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

[Remainder of page left intentionally blank]

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03(b) of the Credit Agreement.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

EXHIBIT G

FORM OF REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, GGP LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”) hereby unconditionally promise to pay to the order of                                                        (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or at such other address as may be specified by the Administrative Agent to the Borrowers, the principal sum of                                        AND       /100 DOLLARS ($                          ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrowers pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrowers further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note is one of the “Revolving Notes” referred to in that certain Credit Agreement dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof.  Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrowers subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

This Note and any claim, controversy, dispute or cause of action arising under or related thereto, and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

[Remainder of page left intentionally blank]

G-1

IN WITNESS WHEREOF, the undersigned have executed and delivered this Revolving Note under seal as of the date written above.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF SWINGLINE NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, GGP LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”), hereby promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) to its address at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or at such other address as may be specified by the Swingline Lender to the Borrowers, the principal sum of                                      AND NO/100 DOLLARS ($                                ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrowers under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to made any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Note is the “Swingline Note” referred to in that certain Credit Agreement dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent, and evidences Swingline Loans made to the Borrowers thereunder.  Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

This Note and any claim, controversy, dispute or cause of action arising under or related thereto, and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

The Borrowers hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Swingline Note under seal as of the date first written above.

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrowers, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT I

TRANSFER AUTHORIZER DESIGNATION FORM

TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW  ☐ REPLACE PREVIOUS DESIGNATION   ☐  ADD   ☐   CHANGE    ☐  DELETE LINE NUMBER               ☐ INITIAL LOAN DISBURSEMENT

The following representatives of GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 Loan Pledgor Holding, LLC, a Delaware limited liability company (together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”) are authorized to request the disbursement of Loan proceeds and initiate funds transfers for Loan Number 1003078, in the original principal amount of $[                    ] and evidenced by that certain Second Amended and Restated Credit Agreement dated as of April 30, 2012 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”) among the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, together with its successor and permitted assigns, the “Administrative Agent”).  The terms used herein and not defined herein shall have the meanings assigned thereto in the Agreement. The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by the Borrowers, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount(1)
1.
2.
3.
4.
5.

Initial Loan Disbursement Authorization  ☐  Not Applicable    ☐   Applicable — The Administrative Agent is hereby authorized to accept wire transfer instructions from                                  (i.e. specify title company escrow) to be delivered, via fax, email, letter or other method, to the Administrative Agent for title/escrow #                           and/or loan #                    .  Said instructions shall include the title/escrow company’s Receiving Party Account Name, city and state, Receiving Party Account Number, Receiving

(1) Maximum Wire Amount may not exceed [              ].

Lender’s (ABA) Routing Number, Maximum Transfer Amount required, Borrower’s name, title order/escrow number to which Agent shall fund the Initial Loan Disbursement under the loan number referenced above.  The amount of said transfer shall not exceed $                              .  Borrowers acknowledge and agree that the acceptance of and wire transfer of funds by Administrative Agent in accordance with the title/escrow company instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents dated April 30, 2012 by and between Administrative Agent and Borrowers.  Administrative Agent shall not be further required to confirm said wiring instructions received from title/escrow company with Borrowers.  This Initial Loan Disbursement Authorization is in effect until [              ], 2012 after which time a new authorization request shall be required.  [Borrowers shall instruct title/escrow company via a separate letter, to deliver said wiring instructions in writing, directly to Administrative Agent at its address.  Borrowers also hereby authorize Administrative Agent to attach a copy of the title/escrow company’s written wire instructions to this Transfer Authorizer Designation form upon receipt of said instructions.](2)

(2) Include to the extent possible.

6

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

Date:                       , 2012

7

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLPLLC 2010 LOAN
PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN
PLEDGOR HOLDING, LLC

By:
Name:
Title:

I-1

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

Dated as of [•]

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Partnership, GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”), General Growth Properties, Inc., a Delaware corporation (the “Parent”), the other Loan Parties thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 8.03 of the Credit Agreement, the undersigned Chief Financial Officer of the Parent hereby certifies on behalf of the Parent and not in his/her individual capacity that, as of the end of the fiscal [quarter]/[year] ending [•]:

1.             no Default or Event of Default exists [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Parent (is taking)(is planning to take) with respect to such condition(s) or event(s)].

2.             Schedule 1 hereto sets forth in reasonable detail as of the end of such [quarterly]/[annual] accounting period, the calculations required to establish the Parent’s compliance with the covenants contained in Section 9.01 and 9.11.

[Remainder of page left intentionally blank]

J-1

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.

By:
Name:
Title:

J-2

EXHIBIT K

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [                         , 20    ] (this “Agreement”), by and among [NEW LENDERS] (each a “New Lender” and collectively the “New Lenders”), GGP LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”), GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as the “Borrower” or the “Borrowers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of April 30, 2012 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may increase the existing Revolving Commitments by entering into one or more Joinder Agreements with the New Lenders and the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Lender party hereto hereby agrees to commit to provide its respective Revolving Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance

Exhibit K-1

with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Lender hereby agrees to make its Commitment on the following terms and conditions:

1                                          New Lenders.  Each New Lender acknowledges and agrees that upon its execution of this Agreement that such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2                                          Credit Agreement Governs.  Except as set forth in this Agreement, new Revolving Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

3.                                       Conditions Precedent.  The commitment of each New Lender shall become effective upon the satisfaction of each of the conditions precedent set forth in Sections 2.15 and 5.02 of the Credit Agreement.

4.                                       Eligible Assignee.  By its execution of this Agreement, each New Lender represents and warrants that it is an Eligible Assignee.

5.                                       Notice.   For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.

6.                                       Non-US Lenders.  For each New Lender that is a Non-US Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to the Administrative Agent pursuant to Section 3.10 of the Credit Agreement.

7.                                       Recordation of the New Loans.  Upon execution and delivery hereof, the Administrative Agent will record the new Revolving Loans made by New Lenders in the Register.

8.                                       Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.                                       Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

10.                                GOVERNING LAW.  This Agreement and any claim, controversy, dispute or cause of action arising under or related hereto, and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

11.                                 Severability.  If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from this

Exhibit K-2

Agreement, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of this Agreement.

12.                                 Counterparts.  To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

[Remainder of page intentionally left blank]

Exhibit K-3

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

[NAME OF NEW LENDERS]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

GGP LIMITED PARTNERSHIP

By: GGP, Inc., its general partner

By:
Name:
Title:

GGPLP L.L.C.

By: GGP Limited Partnership, its managing member

By: GGP, Inc., its general partner

By:
Name:
Title:

Exhibit K-4

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:
Name:
Title:

GGP, INC.

By:
Name:
Title:

Exhibit K-5

Consented to by:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit K-6

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Lender	Revolving Commitment
[ ]	$

Total: $

K-7